                                                                     EXHIBIT 2.1

                           ASSET PURCHASE AGREEMENT

                                     among


                                BeadleNet, LLC,

                   Productivity Enhancement Products, Inc.,

                                Danny M. Beadle

                                      and

                         WatchGuard Technologies, Inc.


                            Dated October 19, 1999

                                   CONTENTS


1.   Definitions ........................................................   1
2.   Purchase and Sale of Assets.........................................   7
     2.1   Purchase and Sale.............................................   7
           2.1.1  Equipment..............................................   7
           2.1.2  Equipment and Other Personal Property Leases...........   8
           2.1.3  Inventory..............................................   8
           2.1.4  Intellectual Property..................................   8
           2.1.5  Permits................................................   9
           2.1.6  Contract Rights and Other Intangible Assets............   9
           2.1.7  Books and Records......................................   9
           2.1.8  Other Records, Manuals and Documents...................   9
           2.1.9  Insurance Proceeds.....................................   9
     2.2   Excluded Assets...............................................  10
           2.2.1  Cash and Equivalents...................................  10
           2.2.2  Accounts Receivable....................................  10
           2.2.3  Excluded Contracts.....................................  10
           2.2.4  Tax Refunds............................................  10
           2.2.5  Leased Real Property...................................  10
           2.2.6  Other Excluded Assets..................................  10
     2.3   Assumption of Liabilities.....................................  10
           2.3.1  Assumed Indebtedness...................................  10
           2.3.2  Assumed Contracts......................................  11
     2.4   Excluded Liabilities..........................................  11
           2.4.1  Leased Real Property...................................  11
           2.4.2  Taxes..................................................  11
           2.4.3  Litigation.............................................  11
           2.4.4  Claims.................................................  11
           2.4.5  Warranties.............................................  12
           2.4.6  Environmental Liability................................  12
           2.4.7  Severance Costs........................................  12
           2.4.8  Employee Expenses......................................  12
           2.4.9  Claims and Adjustments.................................  12
           2.4.10 Accrued Liabilities and Payables.......................  13
           2.4.11 Other..................................................  13
     2.5   Instruments of Sale and Transfer..............................  13
3    Purchase Price .....................................................  13
     3.1   Purchase Price................................................  13
           3.1.1  Cash Component.........................................  14
           3.1.2  Stock Component........................................  14
     3.2   Additional Payment............................................  14
     3.3   Allocation of Purchase Price..................................  14

Asset Purchase Agreement                     WatchGuard Technologies, Inc.


     3.4  No Fractional Shares......................................................    15
4.   Closing Payments...............................................................    15
     4.1   Cash Component...........................................................    15
     4.2   Stock Component..........................................................    15
     4.3   Assumed Indebtedness.....................................................    15

5.   Representations and Warranties of Seller and the Majority Members..............    15
     5.1   Organization; Good Standing; Power.......................................    16
     5.2   Authority; Authorization; Enforceability.................................    16
     5.3   No Conflicts.............................................................    17
     5.4   Consents and Approvals...................................................    17
     5.5   Financial Statements.....................................................    17
     5.6   Absence of Certain Changes or Events.....................................    18
     5.7   Taxes....................................................................    19
     5.8   Partnership Treatment....................................................    19
     5.9   Property.................................................................    20
     5.10  Equipment................................................................    20
     5.11  Environmental and Safety Matters.........................................    20
     5.12  Contracts................................................................    20
     5.13  Claims and Legal Proceedings.............................................    21
     5.14  Labor Matters............................................................    21
     5.15  Intellectual Property....................................................    22
           5.15.1   List of Intellectual Property...................................    22
           5.15.2   Title...........................................................    22
           5.15.3   Source Code.....................................................    23
           5.15.4   Licenses........................................................    23
           5.15.5   Infringement....................................................    23
           5.15.6   Valid and Subsisting; Applications and Registrations............    23
           5.15.7   Indemnification Agreements......................................    24
           5.15.8   Year 2000.......................................................    24
           5.15.9   Performance.....................................................    24
           5.15.10  Documentation...................................................    24
           5.15.11  Participating Developers........................................    24
           5.15.12  No Impairment; Compliance with Laws.............................    25
     5.16  [Intentionally Left Blank]...............................................    25
     5.17  Inventory...............................................................     25
     5.18  Licenses, Permits, Authorizations, etc..................................     26
     5.19  No Adverse Events.......................................................     26
     5.20  Product Warranties......................................................     26
     5.21  Compliance With Laws....................................................     26
     5.22  Permits and Qualifications...............................................    27
     5.23  Insurance................................................................    27
     5.24  Employee Plans...........................................................    27
     5.25  Excluded Assets..........................................................    28

Asset Purchase Agreement                           WatchGuard Technologies, Inc.


     5.26  Brokerage...............................................................     29
     5.27  Absence of Questionable Payments........................................     29
     5.28  Customers and Suppliers.................................................     29
     5.29  Assets Complete.........................................................     30
     5.30  Unpaid Liabilities; Loan Repayment......................................     30
     5.31  Proxy/Information Statement.............................................     30
     5.32  Full Disclosure.........................................................     30
6.   Representations and Warranties of Buyer.......................................     31
     6.1   Organization; Good Standing; Corporate Power............................     31
     6.2   Authority; Authorization; Enforceability................................     31
     6.3   Valid Issuance of Stock.................................................     31
     6.4   No Conflicts............................................................     31
     6.5   Brokerage...............................................................     32
     6.6   Buyer Information.......................................................     32
     6.7   Full Disclosure.........................................................     32
7.   Deliveries ...................................................................     32
     7.1   Deliveries by Seller.....................................................    32
     7.2   Deliveries by PEP........................................................    34
     7.3   Delivery by Beadle.......................................................    34
     7.4   Deliveries by Buyer......................................................    34
8.   Covenants......................................................................    35
     8.1   Further Assurances.......................................................    35
     8.2   Books and Records........................................................    35
     8.3   Product Orders...........................................................    35
     8.4   Promotional Materials....................................................    36
     8.5   Packaging and Labels.....................................................    36
     8.6   Post-Closing Cooperation.................................................    36
     8.7   Publicity................................................................    36
     8.8   COBRA....................................................................    36
     8.9   Withholding..............................................................    36
     8.10  Market Standoff and Confidentiality......................................    37
     8.11  Termination of Subleases.................................................    37
     8.12  Repayment of Equipment Financing.........................................    38
     8.13  Transfer of Electronic Intellectual Property.............................    38
9.   Taxes and Costs; Apportionments ...............................................    38
     9.1   Transfer Taxes...........................................................    38
     9.2   Transaction Costs........................................................    38
     9.3   Apportionments...........................................................    38
10.  Covenants Not to Compete.......................................................    38
     10.1  Non-Competition Covenants by Seller and PEP..............................    38
     10.2  Non-Competition Covenants by Beadle......................................    39
     10.3  Minor Investments........................................................    39
     10.4  Remedies.................................................................    39
11.  Survival and Indemnification...................................................    39
     11.1  Survival.................................................................    39

Asset Purchase Agreement                     WatchGuard Technologies, Inc.

     11.2    Indemnification by Seller and the Majority Members.....................   40
     11.3    Indemnification by Buyer...............................................   41
     11.4    Time Limitations.......................................................   41
     11.5    Procedure for Indemnification..........................................   41
     11.6    Holdback...............................................................   43
             11.6.1  Pledge.........................................................   43
             11.6.2  Claims Procedure...............................................   43
             11.6.3  Voting; Disposition............................................   44
             11.6.4  Merger or Recapitalization.....................................   44
             11.6.5  Taxation of Dividends..........................................   44
     11.7    Election of Remedies...................................................   44
     11.8    Specific Performance...................................................   45
12.  Miscellaneous..................................................................   45
     12.1    Confidentiality Obligations of Seller Following the Closing............   45
     12.2    Severability...........................................................   45
     12.3    Modification and Waiver................................................   45
     12.4    Notices................................................................   46
     12.6    Assignment.............................................................   47
     12.7    Captions...............................................................   47
     12.8    Entire Agreement.......................................................   47
     12.9    No Third-Party Rights..................................................   47
     12.10   Counterparts...........................................................   47
     12.11   Governing Law..........................................................   47

Exhibits
--------

Exhibit 2.5(a)  Bill of Sale and Assignment
Exhibit 2.5(b)  Assignment and Assumption Agreement
Exhibit 2.5(c)  Assignment of Patent
Exhibit 2.5(d)  Assignment of Trademarks
Exhibit 2.5(e)  Assignment of Copyrights
Exhibit 3.2     Schedule of Technology Deliverables
Exhibit 7.1(f)  Asset Transfer Agreement
Exhibit 7.1(j) WatchGuard Technologies, Inc. Proprietary Information, Invention and Noncompetition Agreement
Exhibit 7.1(k)  Confidential Information and Inventions Agreement
Exhibit 7.1(l)  Opinion of Seller's Counsel
Exhibit 7.1(m)  Opinion of Seller's Special Counsel
Exhibit 7.1(p)  Investor Questionnaire
Exhibit 7.1(s)  Sublease
Exhibit 7.2(c)  Receipt and Release for Assumed Indebtedness
Exhibit 7.3(b)  Employment Agreement and Stock Vesting Agreement
Exhibit 7.4(g)  Opinion of Buyer's Counsel

Asset Purchase Agreement                            WatchGuard Technology, Inc.

                           ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement (this "Agreement") is made as of the 19th day of October, 1999, by and among BeadleNet, LLC, a California limited liability company ("Seller"), Productivity Enhancement Products, Inc., a California corporation and a member of Seller ("PEP"), Danny M. Beadle, a member of Seller and a shareholder of PEP ("Beadle" and, together with PEP, the "Majority Members") and WatchGuard Technologies, Inc., a Delaware corporation ("Buyer").

                                   RECITALS

     A. Seller desires and intends to sell substantially all of its assets, and the Majority Members desire and intend to cause Seller to sell substantially all of its assets, to the Buyer at the price and on the terms and conditions set forth herein.

     B. Buyer desires and intends to purchase substantially all of Seller's assets and to assume certain specified liabilities of Seller, at the price and on the terms and conditions set forth herein.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, the parties hereby agree as follows:

1.   Definitions

     As used in this Agreement, the following capitalized terms shall have the meanings set forth below:

     1.1  "Acquired Employees":  As defined in Section 8.9.

     1.2  "Additional Payment":  As defined in Section 3.2.

     1.3 "Affiliate": of any person (the "Subject") means any other person which, directly or indirectly, controls or is controlled by or is under common control with the Subject and, without limiting the generality of the foregoing, includes, in any event, (a) any person which beneficially owns or holds 25% or more of any class of voting securities of the Subject or 25% or more of the legal or beneficial interest in the Subject and (b) any person of which the Subject beneficially owns or holds 25% or more of any class of voting securities or 25% or more of the legal or beneficial interest. "Control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise.

     1.4  "Agreement":  This Agreement and all Schedules and Exhibits hereto.

Asset Purchase Agreement                      WatchGuard Technologies, Inc.

     1.5   "Assets":  As defined in Section 2.1.

     1.6   "Asset Transfer Agreement":  As defined in Section 7.1(f).

     1.7   "Assignment and Assumption Agreement":  As defined in Section 2.5.

     1.8   "Assignment of Copyrights":  As defined in Section 2.5.

     1.9   "Assignment of Patents":  As defined in Section 2.5.

     1.10  "Assignment of Trademarks":  As defined in Section 2.5.

     1.11  "Assumed Contracts":  As defined in Section 2.1.6.

     1.12  "Assumed Indebtedness":  As defined in Section 2.3.

     1.13  "Balance Sheet":  as defined in Section 5.5.

     1.14  "Bill of Sale":  As defined in Section 2.5.

     1.15 "Business": The business, operations and activities of Seller, including, but not limited to, the research, development, manufacture, use, marketing, promotion, sale and distribution of the Products. Without limiting the foregoing, "Business" shall include the operation of the Assets.

     1.16  "Buyer Information":  As defined in Section 6.6.

     1.17  "Buyer Open Claim":  As defined in Section 11.6.2.

     1.18  "Cash Component":  As defined in Section 3.1.1.

     1.19 "Claim": Any claim, demand, cause of action, suit, proceeding, arbitration, hearing or investigation.

     1.20  "Claim Notice":  As defined in Section 11.5.

     1.21  "Claim Reserve Amount":  As defined in Section 11.6.2.

     1.22 "Closing": The consummation of the purchase and sale of the Assets under this Agreement on the date hereof.

     1.23 "Code": The Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder, as in effect from time to time.

     1.24 "Contract": Any contract, agreement, lease, license, grant of immunity from suit in regard to intellectual property rights, commitment, arrangement, purchase or sale order, or undertaking, whether written or oral.

Asset Purchase Agreement                         WatchGuard Technologies, Inc.

     1.25 "Copyright": Any original works of authorship or copyright, whether registered or unregistered, arising under the law of any nation, state or jurisdiction, together with any and all applications, registrations, certificates, renewals, extensions, goodwill, benefits, privileges, causes of action and remedies (including, without limitation, the right to sue and take action for any past, current or future infringement, misappropriation or violation and the right to settle and retain proceeds from any such action) for any of the foregoing.

     1.26  "Develop" (or such conjugation thereof as the context may require):
Create, author, design, engineer, invent, modify, discover, reduce to practice or develop (or such conjugation thereof as the context may require).

     1.27 "Disclosure Memorandum": That certain Disclosure Memorandum dated as of the date hereof and delivered by Seller to Buyer on the date hereof in connection with this Agreement.

     1.28 "Distribute" (or such conjugation thereof as the context may require): Sell, rent, lease, license, sublicense, publish, market, transfer or distribute (or such conjugation thereof as the context may require).

     1.29 "Employee Benefit Plans": Any retirement, pension, profit sharing, deferred compensation, stock bonus, savings, bonus, incentive, cafeteria, medical, dental, vision, hospitalization, life insurance, accidental death and dismemberment, medical expense reimbursement, dependent care assistance, tuition reimbursement, disability, sick pay, holiday, vacation, severance, change of control, stock purchase, stock option, stock appreciation rights, fringe benefit or other employee benefit plan, fund, policy, program, agreement, arrangement or payroll practice (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of ERISA) or any employment, consulting or personal services contract, whether written or oral, qualified or nonqualified, or funded or unfunded, (a) sponsored, maintained or contributed to by Seller or any of its ERISA Affiliates or to which Seller or any of its ERISA Affiliates is a party,
(b) covering or benefiting any current or former officer, employee, agent, director or independent contractor of Seller or any of its ERISA Affiliates (or any dependent or beneficiary of any such individual), or (c) with respect to which Seller or any of its ERISA Affiliates has (or could have) any obligation or liability.

     1.30  "Employment Agreement":  As defined in Section 7.3(b).

     1.31 "Encumbrance": Any security interest, mortgage, lien, charge, option, easement, license, adverse claim or restriction of any kind, including, but not limited to, any restriction on the use, transfer, voting, receipt of income or other exercise of any attributes of ownership.

     1.32 "Environment": The air, ground (surface and subsurface) or water (surface and groundwater), or the workplace.

     1.33 "Environmental and Safety Law": Any federal, state, local or other law, statute, rule, ordinance or regulation or any common law, now or hereafter in effect, pertaining to public or worker health, welfare or safety or the Environment.

Asset Purchase Agreement                          WatchGuard Technologies, Inc.

     1.34 "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

     1.35 "ERISA Affiliate": Any corporation, partnership, limited liability company, sole proprietorship, organization or other trade or business (whether or not incorporated) that, together with Seller, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

     1.36  "Excluded Assets":  As defined in Section 2.2.

     1.37 "Exchange Act": The federal Securities Exchange Act of 1934, as amended.

     1.38  "Excluded Liabilities":  As defined in Section 2.4.

     1.39  "Fair Market Value":  As defined in Section 3.1.2.

     1.40  "Financial Statements":  As defined in Section 5.5.

     1.41 "Governmental Body": Any federal, state or other court or governmental body, any subdivision, agency, commission or authority thereof, or any quasi-governmental or private body exercising any regulatory or taxing authority thereunder, domestic or foreign.

     1.42 "Hazardous Materials": Any hazardous or toxic substances, materials and wastes, including, but not limited to, those substances included in the definitions of "Hazardous Substances," "Hazardous Materials," "Toxic Substances," "Hazardous Waste," "Solid Waste," "Pollutant," or "Contaminant" in any Environmental and Safety Law and the Hazardous Material Transportation Act, 49 U.S.C. (S) 1801 et seq., and in the regulations promulgated pursuant to those
                   -------
laws; those substances listed in the United States Department of Transportation Table (49 C.F.R. (S) 172.101 and any amendments thereto); such other substances, materials and wastes which now or hereafter are regulated or are classified as hazardous or toxic by any Governmental Body; and asbestos, polychlorinated biphenyls and oil and petroleum products or byproducts.

     1.43  "Indemnification Claim":  As defined in Section 11.5.

     1.44  "Indemnification Shares":  As defined in Section 4.2.

     1.45  "Indemnified Party":  As defined in Section 11.5.

     1.46  "Indemnifying Party":  As defined in Section 11.5.

     1.47  "Intellectual Property":  As defined in Section 2.1.4.

     1.48 "Intellectual Property Right": Any Copyright, Trademark, Mask Work, Patent, trade secret, moral right or other intellectual or proprietary right of any kind, whether arising under the laws of the United States or of any nation, state or jurisdiction.

     1.49  "Inventory":  As defined in Section 2.1.3.

     1.50  "Investor Questionnaire":  As defined in Section 7.1(p).

Asset Purchase Agreement                          WatchGuard Technologies, Inc.

     1.51 "IPR": All Intellectual Property Rights that are Distributed or used by Seller in any portion of the Business or that otherwise relate to the Business or any portion thereof or that are used to Make, Develop or Distribute any Product.

     1.52 "Judgment": Any judgment, order, award, writ, injunction or decree of any Governmental Body or arbitrator.

     1.53  "Leased Real Property":  As defined in Section 2.2.2.

     1.54 "Loss": Any loss, damage, Judgment, debt, liability, obligation, fine, penalty, cost or expense (including, but not limited to, any legal and accounting fee or expense), whether or not relating to personal injury, property damage, public or worker health, welfare or safety or the Environment and whether or not relating to violations of or liability under Environmental and Safety Law, net of any related tax benefit or insurance or other third-party recovery.

     1.55  "Make" (or such conjugation thereof as the context may require):
Manufacture, program, configure, assemble, practice, produce, reproduce or make (or such conjugation thereof as the context may require).

     1.56 "Mask Work": A "mask work" as defined in (S) 901(a) in the Semiconductor Chip Protection Act of 1984, as the same has been or may be amended from time to time.

     1.57  "Millennium Compliant":  As defined in Section 5.15.8.

     1.58  "Misrepresentation Claim":  As defined in Section 11.4.

     1.59  "Nonpublic Matters":  As defined in Section 8.10.

     1.60 "Participating Developer": Any person or entity that has, at any time and in any way, participated in or contributed to the Development of any of the IPR or Technology.

     1.61 "Patent": Any domestic or foreign letters patent and any patent application arising under the laws of any nation, state or jurisdiction, together with any and all applications, registrations, certificates, renewals, extensions, goodwill, benefits, privileges, causes of action and remedies (including, without limitation, the right to sue and take action for any past, current or future infringement, misappropriation or violation and the right to settle and retain proceeds from any such action) for any of the foregoing.

     1.62 "Permit": Any permit, license, approval, certification, endorsement or qualification of any Governmental Body or any other person or entity (including, but not limited to, any customer)

     1.63  "Personal Property":  As defined in Section 5.9.

     1.64 "Products": Any and all of the security appliances for homes and small offices/home offices that Seller now sells or developed, manufactured or sold in the past or is

Asset Purchase Agreement                          WatchGuard Technologies, Inc.

developing, including, but not limited to, those listed in Schedule 1.64 hereto, and all raw materials and intermediates utilized in the manufacture of the foregoing.

     1.65  "Prospectus":  As defined in Section 6.6.

     1.66  "Proxy/Information Statement":  As defined in Section 5.31.

     1.67  "Purchase Price":  As defined in Section 3.1.

     1.68  "Quarterly Financials":  As defined in Section 6.6.

     1.69  "Relevant Employees":  As defined in Section 5.14.

     1.70  "Response Period":  As defined in Section 11.6.2.

     1.71  "Restricted Activities":  As defined in Section 10.1.

     1.72  "Securities Act":  The federal Securities Act of 1933, as amended.

     1.73 "Software": Computer programs, together with any and all source code, object code, graphics, logic, techniques, software tools, formats, designs, concepts, methods, procedures, formulae, drawings, designs, discoveries, inventions, algorithms, structures, operations, user interfaces, "look and feel" and ideas associated with such computer programs, whether or not patentable or copyrightable and whether or not reduced to practice, together with any technology and work in progress related to the development of any of the foregoing and any documentation, notes, diskettes, prototypes or other tangible embodiment of any of the foregoing.

     1.74  "Stock Component":  As defined in Section 3.1.2.

     1.75  "Stock Vesting Agreement":  As defined in Section 7.3(b).

     1.76  "Sublease":  As defined in Section 7.1(s).

     1.77  "Survival Period":  As defined in Section 11.1.

     1.78 "Tax" or "Taxes": All taxes, charges, fees, levies or other assessments, including, without limitation, income, excise, gross receipts, personal property, real property, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, severance, stamp, occupation, windfall profits, social security and unemployment or other taxes imposed by the United States or any agency or instrumentality thereof, any state, county, local or foreign government, or any agency or instrumentality thereof, and any interest or fines, and any and all penalties or additions relating to such taxes, charges, fees, levies or other assessments.

     1.79 "Tax Return": Any return, declaration, report, claim or refund, information return, statement or other similar document relating to Taxes, including any schedule or attachment thereto and any amendment thereof.

Asset Purchase Agreement                          WatchGuard Technologies, Inc.

     1.80 "Technology": All inventions, processes, methodologies, specifications, designs, configurations, functionality, Software, know-how or other technology Distributed or used by Seller in any portion of the Business or that otherwise relate to the Business or any portion thereof or that are used to Make, Develop or Distribute any Product.

     1.81  "Technology Deliverables":  As defined in Section 3.2.

     1.82  "Third-Party Claim":  As defined in Section 11.5.

     1.83 "Third-Party IPR": All IPR not owned by Seller, as specifically set forth in Schedule 5.15.1 to the Disclosure Memorandum.

     1.84 "Third-Party Technology": All Technology not owned by Seller, as specifically set forth in Schedule 5.15.1 to the Disclosure Memorandum.

     1.85 "Trademark": Any common law or registered trademark, trade name or service mark, arising under the laws of any nation, state or jurisdiction, together with any and all applications, registrations, certificates, renewals, extensions, goodwill, benefits, privileges, causes of action and remedies (including, without limitation, the right to sue and take action for any past, current or future infringement, misappropriation or violation and the right to settle and retain proceeds from any such action) for any of the foregoing.

     1.86 "Transaction Documents": Any and all of the agreements and documents referenced in Section 7.

     1.87  "transfer":  As defined in Section 2.1.

     1.88  "warranty costs":  As defined in Section 5.20.

     1.89  "WatchGuard Stock":  As defined in Section 3.1.2.

2.   Purchase and Sale of Assets

     2.1     Purchase and Sale

     Subject to the terms and conditions of this Agreement, at the Closing, Seller shall sell, transfer, convey, assign and deliver (collectively, "transfer"), or cause to be transferred, to Buyer, free and clear of all Encumbrances, and Buyer shall purchase and acquire, all of Seller's right, title and interest in and to all of the assets and rights (collectively, the "Assets") of every type and description, used in or relating to the Business, whether tangible or intangible, real, personal or mixed, wherever located and whether or not reflected on the books and records of Seller, including, but not limited to, the following assets and rights (but excluding the Excluded Assets):

       2.1.1  Equipment

     All machinery, equipment, furniture, computer hardware, fixtures, motor vehicles, tooling, leasehold improvements and other tangible personal property owned by Seller and employed

Asset Purchase Agreement                          WatchGuard Technologies, Inc.

primarily or exclusively in Seller's operation of the Business as of the close of business on the date hereof, including, without limitation, the personal property described in Schedule 5.9(a) to the Disclosure Memorandum (other than the Excluded Assets), such personal property and fixtures of Seller as are located on the Leased Real Property, and all rights to the warranties received from the manufacturers and distributors of all such personal property and fixtures and any related claims, credits, rights of recovery and setoffs with respect to such personal property and fixtures.

       2.1.2  Equipment and Other Personal Property Leases

     All of Seller's right, title and interest in, to and under the leases and rental agreements in respect of equipment or other tangible personal property employed primarily or exclusively in Seller's operation of the Business as of the close of business on the date hereof, including, without limitation, those leases and agreements described in Schedule 2.1.2 to the Disclosure Memorandum.

       2.1.3  Inventory

     All inventory, wherever located (including inventory located on the Leased Real Property), including raw materials, work-in-process, packaging, finished goods, spare parts and shop and production supplies, produced by or employed primarily or exclusively in Seller's operation of the Business as of the close of business on the date hereof ("Inventory"), including, without limitation, the types of Inventory described in Schedule 5.17(c) to the Disclosure Memorandum (which Schedule sets forth raw materials, finished goods, packaging and other Inventory as of the date of the Balance Sheet by net book value and location) and all rights of Seller to the warranties received from suppliers and distributors and any related claims, credits, rights of recovery and setoffs with respect to such Inventory.

       2.1.4  Intellectual Property

     The Technology and the IPR, which includes, without limitation, all information (whether or not protectible by patent, copyright or trade secret rights) and intellectual property rights possessed or owned by Seller and employed primarily or exclusively in Seller's operation of the Business as of the close of business on the date hereof, and all right, title and interest of Seller in, to and under licenses, sublicenses or like agreements providing Seller any right or concession to use any information or intellectual property, and, in each case, employed primarily or exclusively in Seller's operation of the Business as of the close of business on the date hereof, including all trade names, trademarks (including common-law trademarks), service marks, art work, packaging, plates, emblems, logos, insignia and copyrights, and their registrations and applications, and all goodwill associated therewith, all domestic and foreign patents and patent applications, all technology, know-how, show-how, trade secrets, manufacturing processes, formulae, drawings, designs, systems, forms, technical manuals, data, computer programs, product information and development work-in-progress and all documentary evidence of any of the foregoing, including, without limitation, the trademarks, patents, patent applications, other assets and related agreements described in Schedule 2.1.4 to the Disclosure Memorandum (collectively, the "Intellectual Property").

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                                      -8-

       2.1.5  Permits

     All Permits relating primarily or exclusively to Seller's operation of the Business as of the close of business on the date hereof, to the extent actually assignable or transferable, including, without limitation, those described in
Schedule 2.1.5 to the Disclosure Memorandum.

       2.1.6  Contract Rights and Other Intangible Assets

     All of Seller's right, title and interest in, to and under all contracts and agreements, purchase orders, sales orders, sale and distribution agreements, supply and processing agreements and other instruments and agreements relating primarily or exclusively to Seller's operation of the Business as of the close of business on the date hereof, and all goodwill associated with the Business, including, without limitation, Seller's right, title and interest in, to and under the contracts and agreements identified in Schedule 5.12 to the Disclosure Memorandum as contracts and agreements to be assumed by Buyer (the "Assumed Contracts").

       2.1.7  Books and Records

     All of Seller's books and records (including all discs, tapes and other media-storage data and information) relating primarily or exclusively to Seller's operation of the Business as of the close of business on the date hereof, including, without limitation, the books and records described in
Schedule 2.1.7 to the Disclosure Memorandum; provided, however, that Seller may
                                             ------------------
retain copies of financial, tax, employment and other records, and Buyer will make available for a period of seven years all such records, as may be necessary or appropriate to wind up and liquidate Seller, deal with outstanding obligations of Seller or matters related to the transactions contemplated hereby or as required by law.

       2.1.8  Other Records, Manuals and Documents

     All of Seller's mailing lists, customer lists, supplier lists, vendor data, marketing information and procedures, sales and customer files, advertising and promotional materials, current product material, equipment maintenance records, warranty information, records of operations and the source and disposition of materials used and produced in such operations, standard forms of documents, manuals of operations or business procedures and other similar procedures, and all other information of Seller relating primarily or exclusively to Seller's operation of the Business as of the close of business on the date hereof.

       2.1.9  Insurance Proceeds

     All insurance proceeds paid or payable to Seller in respect of any damage to or destruction or loss of any assets or rights of Seller reflected on the Schedules referred to in this Section 2.1, including any assets of Seller that, as far as could reasonably be foreseen, would have been included in the Assets but for such damage, destruction or loss.

Asset Purchase Agreement                          WatchGuard Technologies, Inc.

     2.2  Excluded Assets

     Seller and Buyer expressly understand and agree that Seller is not transferring to Buyer pursuant to this Agreement any of the following assets or rights of Seller (the "Excluded Assets"):

       2.2.1  Cash and Equivalents

     Seller's cash, bank deposits or similar cash and cash equivalent items existing as of the close of business on the date hereof.

       2.2.2  Accounts Receivable

     Seller's accounts receivable existing as of the close of business on the date hereof.

       2.2.3  Excluded Contracts

     All of Seller's right, title and interest in, to and under all contracts and agreements identified in Schedule 5.12 to the Disclosure Memorandum as contracts and agreements to be assumed by Buyer.

       2.2.4  Tax Refunds

     Seller's rights to refunds of Taxes paid with respect to the Business for the periods on or prior to the date hereof.

       2.2.5  Leased Real Property

     All of Seller's real property, and all rights and liabilities relating thereto, leased by Seller and used in the operation of the Business as of the close of business on the date hereof (the "Leased Real Property").

       2.2.6  Other Excluded Assets

     All other excluded assets of Seller described in Schedule 2.2.6 to the Disclosure Memorandum.

     2.3  Assumption of Liabilities

       2.3.1  Assumed Indebtedness

     Upon the terms and subject to the conditions of this Agreement, Buyer agrees to assume and repay at Closing, in accordance with Section 4.3, up to One Million Dollars ($1,000,000) of the outstanding intercompany indebtedness from Seller to PEP including, without limitation, the obligations of Seller under the Promissory Note from Seller to PEP, dated June 16, 1999 (the "Assumed Indebtedness").

Asset Purchase Agreement                          WatchGuard Technologies, Inc.

                                      -10-
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       2.3.2  Assumed Contracts

     Subject to the terms and conditions of this Agreement, Buyer agrees to assume as of the Closing the liabilities and obligations of Seller arising under the Assumed Contracts after the Closing; provided, however, that Buyer shall not succeed to or assume, and Seller shall be responsible for, any liability or obligation arising out of any or all of the following: (a) any breach by Seller of any Assumed Contract or any failure by Seller to discharge or perform any liability or obligation arising on or prior to the date hereof under any Assumed Contract, (b) any Claim based on defective products, breach of product warranties or other product claims relating to products manufactured, shipped or sold by Seller on or prior to the Closing, (c) any Claim resulting from any act or omission of Seller on or prior to the Closing, and (d) any Claim relating to any Contract that is required under Section 5.12 of the Agreement to be listed in Schedule 5.12 to the Disclosure Memorandum but is not so listed.

     2.4  Excluded Liabilities

     Buyer shall not assume any obligations or liabilities, whether known or unknown, fixed, contingent or otherwise, other than the Assumed Indebtedness and Assumed Contracts. All other obligations or liabilities of Seller shall remain obligations and liabilities of Seller and Seller shall do all things necessary after the Closing to promptly discharge all such liabilities when they become due. All obligations or liabilities not assumed by Buyer herein are called the "Excluded Liabilities," and include, but are not limited to:

       2.4.1  Leased Real Property

     Any payables, claims, liabilities, fines, rents and contractual and other obligations, contingent or otherwise, in any way relating to the Leased Real Property.

       2.4.2  Taxes

     Any and all liabilities for Taxes either accruing or relating to the periods on or prior to the date hereof, or based on the sale and purchase of the Assets provided herein.

       2.4.3  Litigation

     Any claim, Judgment, penalty, settlement agreement or other obligation to pay in respect of any Claim that is pending or threatened on or prior to the date hereof.

       2.4.4  Claims

     All claims, liabilities or other obligations that relate to injuries, actions, omissions, conditions or events that occurred or existed on or prior to the date hereof, whether based on any act or omission of Seller, in connection with the operation of the Business, including, without limitation, claims based on product liability, negligence, strict liability, failure to warn or defective design, employment discrimination, breach of contract or infringement of intellectual property rights.

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                                      -11-

       2.4.5  Warranties

     Seller's liabilities and obligations pursuant to warranties (express or implied) to customers for products manufactured on or prior to the date hereof.

       2.4.6  Environmental Liability

     All claims and liabilities arising out of or relating to (a) the treatment, storage or disposal on or prior to the date hereof of Hazardous Materials by Seller or any other person (including, without limitation, any previous owner, lessor or sublessor) on or at the Leased Real Property or any other real property previously owned, leased, subleased or used by Seller in the operation of the Business; (b) releases of Hazardous Materials on, at or from any assets or properties, including, without limitation, the Leased Real Property, owned, leased, subleased or used by Seller in the operation of the Business at any time such assets or properties were owned, leased, subleased or used by Seller in the operation of the Business; (c) generation or transportation of Hazardous Materials by Seller in the operation of the Business; and (d) releases of Hazardous Materials by any person (including, without limitation, any previous owner, lessee or sublessee) on or from the Leased Real Property prior to Seller's lease or use thereof.

       2.4.7  Severance Costs

     All severance obligations and other costs of terminating employees wherever located resulting from any termination or cessation of employment occurring on or prior to the date hereof, from whatever source such obligations and costs arise, including, without limitation, contractual obligations, notices to employees, employment manuals, course of dealings, past practices, obligations relating to Section 280G or 4999 of the Code, or otherwise.

       2.4.8  Employee Expenses

     All liabilities and obligations in any way relating to, directly or indirectly, any Employee Benefit Plan, including, without limitation, all liabilities and obligations relating to health care continuation coverage under
Section 4980B(f) of the Code and Sections 601 through 609 of ERISA, and all liabilities with respect to accrued payroll, bonuses, hourly and salary vacation pay, workers compensation liability, year-end profit sharing, state disability tax, hourly and salary profit sharing, fringe benefits and other employee benefits with respect to or that relate to periods of employment on or prior to the date hereof.

       2.4.9  Claims and Adjustments

     All liabilities and obligations relating to or in respect of (a) return of merchandise sold by the Business on or prior to the date hereof or (b) offset payments with respect to sales after the date hereof against claims on merchandise sold on or prior to the date hereof, in each case by reason of alleged overshipments, defective merchandise, missed delivery dates, incorrect quantities or otherwise, or with respect to merchandise in the hands of customers, under an understanding that such merchandise would be returnable.

Asset Purchase Agreement                          WatchGuard Technologies, Inc.

       2.4.10  Accrued Liabilities and Payables

     All liabilities accrued on or before the date hereof, including, without limitation, property taxes, sales and use taxes, utilities, freight expense, inventory gain/loss and all other accrued liabilities, and any trade payable or account payable (whether or not the same has become due and payable), accrued expense, loan, note, advance, credit, liability or account allocation or other form of indebtedness of any kind or nature incurred by the Business on or prior to the date hereof (other than the Assumed Indebtedness).

       2.4.11  Other

     All liabilities and obligations in respect of any Excluded Asset.

     2.5  Instruments of Sale and Transfer

     On or prior to the date hereof, Seller shall deliver to Buyer such instruments of sale and assignment as shall, in the reasonable judgment of Buyer and Seller, be effective to vest in Buyer on the date hereof all of Seller's right, title and interest in and to the Assets and to evidence the assumption of the Assumed Indebtedness and Assumed Contracts by Buyer, including, without limitation:

     (a) a Bill of Sale and Assignment substantially in the form attached hereto as Exhibit 2.5(a) (the "Bill of Sale");

     (b) an Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit 2.5(b) (the "Assignment and Assumption Agreement");

     (c)  an Assignment of Patent substantially in the form attached hereto as
Exhibit 2.5(c) (the "Assignment of Patent");

     (d) an Assignment of Trademarks substantially in the form attached hereto as Exhibit 2.5(d) (the "Assignment of Trademarks"); and

     (e) an Assignment of Copyrights substantially in the form attached hereto as Exhibit 2.5(e) (the "Assignment of Copyrights").

Seller shall take all reasonable additional steps as may be necessary to put Buyer in possession and operating control of the Assets at the Closing.

3.   Purchase Price

     3.1  Purchase Price

     In addition to the assumption and repayment of the Assumed Indebtedness and the Additional Payment (as defined below), if any, Buyer will pay for the Assets an aggregate purchase price (the "Purchase Price") of Seven Million Two Hundred Fifty Six Thousand Dollars ($7,256,000), consisting of the following:

Asset Purchase Agreement                          WatchGuard Technologies, Inc.

       3.1.1  Cash Component

     The cash component of the Purchase Price (the "Cash Component") shall be Two Million Four Hundred Six Thousand Dollars ($2,406,000).

       3.1.2  Stock Component

     The stock component of the Purchase Price (the "Stock Component") shall be a number of shares of unregistered common stock of Buyer (the "WatchGuard Stock") determined by dividing (a) Four Million Eight Hundred Fifty Thousand Dollars ($4,850,000) by (b) the Fair Market Value of Buyer's common stock on the date hereof. For purposes of this Agreement, the "Fair Market Value" on the applicable date shall mean the average of the high and low sales prices of Buyer's common stock on that date, as publicly reported on the Nasdaq National Market System.

     3.2  Additional Payment

     If the software technology items described on Exhibit 3.2 to this Agreement (the "Technology Deliverables ") are completed and released to market on or before January 1, 2000, Buyer shall make an additional payment (the "Additional Payment") to Seller on January 1, 2000 (or the first business day thereafter), as follows:

     (a) Buyer shall pay to Seller Four Hundred Thousand Dollars ($400,000) by check or wire transfer of immediately available funds to such bank account of Seller as Seller may designate; and

     (b) Buyer shall issue to Seller an additional number of shares determined by dividing (i) Six Hundred Thousand Dollars ($600,000) by (ii) the Fair Market Value on January 1, 2000.

Buyer and Beadle shall cooperate and shall use commercially reasonable efforts to complete and release to market the Technology Deliverables on or before January 1, 2000, including, without limitation, taking the actions described on
Exhibit 3.2.

     3.3  Allocation of Purchase Price

     Buyer and Seller shall negotiate in good faith after the Closing to determine the allocation of the consideration paid by Buyer for the Assets. The parties agree to utilize the fair market values of the Assets so determined to allocate the Purchase Price paid hereunder for the Assets for federal, state, local and other Tax purposes. The parties further agree as follows:

     (a) to treat the purchase and sale of the Assets hereunder as an exchange taxable under Section 1001 of the Code for income tax purposes;

     (b) that such allocation shall be consistent with Section 1060 of the Code;

Asset Purchase Agreement                          WatchGuard Technologies, Inc.

     (c) to report the federal, state, local and other Tax consequences of the transactions contemplated by this Agreement and the Transaction Documents in a manner consistent with such allocation;

     (d) to cooperate with the other party in the filing of Form 8594 with the U.S. Internal Revenue Service; and

     (e) to not take any position inconsistent with such allocation upon examination of any Tax Return, in any refund claim, or in any judicial proceeding, investigation or otherwise, unless otherwise required by law.

     Seller shall pay any sales and use Taxes arising out of the transfer of the Assets.

     3.4  No Fractional Shares

     No fractional shares of WatchGuard Stock shall be issued. The aggregate number of shares Seller is entitled to receive pursuant to Section 3.1.2 or 3.2(b) shall be rounded to the nearest whole number, with .5 being rounded up.

4.   Closing Payments

     4.1    Cash Component

     At the Closing, Buyer shall pay to Seller the Cash Component by check or wire transfer of immediately available funds to such bank account of Seller as it may designate in writing prior to the Closing.

     4.2  Stock Component

     At the Closing, Buyer shall issue to Seller the Stock Component; provided,
                                                                      ---------
however, that a number of shares of WatchGuard Stock determined by dividing (a)
-------
Two Million Five Hundred Thousand Dollars ($2,500,000) by (b) the Fair Market Value on the date hereof (the "Indemnification Shares") shall be held by, and pledged by Seller to, Buyer in accordance with Section 11.6, to secure the indemnification obligations of Seller and the Majority Members pursuant to
Section 11.2 hereof.

     4.3  Assumed Indebtedness

     At the Closing, Buyer shall pay to PEP up to One Million Dollars ($1,000,000) by check or wire transfer of immediately available funds, in repayment of the Assumed Indebtedness. PEP shall release Buyer from all Claims, liabilities or obligations related to the Assumed Indebtedness.

5.   Representations and Warranties of Seller and the Majority Members

     To induce Buyer to enter into and perform this Agreement, Seller and the Majority Members jointly and severally represent and warrant to Buyer, except as specifically set forth in the applicable section of the Disclosure Memorandum (which representations and warranties shall survive the Closing as provided in Section 11.1) as follows in this Section 5:

Asset Purchase Agreement                          WatchGuard Technologies, Inc.

     5.1  Organization; Good Standing; Power

     (a) Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the state of California. Seller has all requisite limited liability company power and authority to own, operate and lease the Assets and to carry on the Business as now conducted. Seller is duly qualified to do business and is in good standing in all jurisdictions where such qualification is required, except where the failure to be so qualified and in good standing would not have a material adverse effect.

     (b) PEP is a corporation duly organized, validly existing and in good standing under the laws of the state of California.

     5.2  Authority; Authorization; Enforceability

     (a) Seller has full power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party and perform its obligations hereunder and thereunder. The execution and delivery by Seller of this Agreement and the Transaction Documents to which it is a party, the performance by Seller of its obligations hereunder and thereunder and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all necessary limited liability company action. This Agreement constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, and the Transaction Documents to which Seller is a party, when executed and delivered by Seller, will constitute valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

     (b) PEP has full power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party and perform its obligations hereunder and thereunder. The execution and delivery by PEP of this Agreement and the Transaction Documents to which it is a party, the performance by PEP of its obligations hereunder and thereunder and the consummation by PEP of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding obligation of PEP, enforceable against PEP in accordance with its terms, and the Transaction Documents to which PEP is a party, when executed and delivered by PEP, will constitute valid and binding obligations of PEP, enforceable against PEP in accordance with their respective terms.

     (c) Beadle has the power, authority and capacity to execute and deliver this Agreement and the Transaction Documents to which he is a party and perform his obligations hereunder and thereunder. This Agreement constitutes a valid and binding obligation of Beadle, enforceable against Beadle in accordance with its terms, and the Transaction Documents to which Beadle is a party, when executed and delivered by Beadle, will constitute valid and binding obligations of Beadle, enforceable against Beadle in accordance with their respective terms.

Asset Purchase Agreement                          WatchGuard Technologies, Inc.

     5.3  No Conflicts

     The execution, delivery and performance of this Agreement and the Transaction Documents by Seller and the Majority Members, and the consummation of the transactions contemplated hereby or thereby will not

     (a) violate, conflict with, or result in any breach of, any provision of Seller's certificate of formation or operating agreement or PEP's articles of incorporation or bylaws;

     (b) violate, conflict with, result in any breach of, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under any Contract or Judgment to which any of Seller, PEP or Beadle is a party or by which it or he is bound or which relates to the Products, the Assets or the Business (except that consents to assignment of the contracts listed on Schedule 5.4 are required);

     (c)  result in the creation of any Encumbrance on any of the Assets;

     (d) violate any applicable law, statute, rule, ordinance or regulation of any Governmental Body;

     (e) violate or result in the suspension, revocation, modification, invalidity or limitation of any Permits relating to the Products, the Assets or the Business; or

     (f) give any party with rights under any Contract, Judgment or other restriction to which Seller is a party or by which it is bound or which relates to the Products, the Assets or the Business, the right to terminate, modify or accelerate any rights, obligations or performance under such Contract, Judgment or restriction.

     5.4  Consents and Approvals

     Except as set forth in Schedule 5.4 to the Disclosure Memorandum,

     (a) no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body is required for the execution, delivery and performance by each of Seller and the Majority Members of this Agreement and the Transaction Documents to which it or he is a party and for the consummation by each of Seller and the Majority Members of the transactions contemplated hereby and thereby; and

     (b) no consent, approval or authorization of any third party is required for the execution, delivery and performance by each of Seller and the Majority Members of this Agreement and the Transaction Documents to which it or he is a party and the consummation by each of Seller and the Majority Members of the transactions contemplated hereby and thereby.

     5.5  Financial Statements

     Seller has delivered to Buyer the unaudited interim balance sheet for the Business as of October 3, 1999 ("the Balance Sheet") and the related unaudited statement of income for the

Asset Purchase Agreement                          WatchGuard Technologies, Inc.

Business as of October 3, 1999 (collectively, the "Financial Statements,") which are set forth in Schedule 5.5. The Financial Statements were prepared from the books and records kept by Seller for the Business and fairly present the financial position of the Business as of their respective dates and the results of operations of the Business for the respective years or periods then ended, in accordance with generally accepted accounting principles consistently applied. Each accrual reflected on the Financial Statements is adequate to meet the liability underlying such accrual. The foregoing balance sheets reflect all properties and assets, real, personal or mixed, that are used by Seller in the Business and are required to be reflected on such balance sheets pursuant to generally accepted accounting principles consistently applied.

     5.6  Absence of Certain Changes or Events

     Except as set forth in Schedule 5.6 to the Disclosure Memorandum, since the date of the Balance Sheet and through the date hereof, Seller has conducted the Business in the ordinary course consistent with Seller's past practice, and has not, with respect to the Business:

          (a) taken any action or entered into or agreed to enter into any transaction, agreement or commitment (other than this Agreement and matters related thereto) not in the ordinary course of business;

          (b) created or incurred any new debt or reduced any outstanding debt;

          (c) encumbered or disposed of any assets or made any capital expenditures, except in the ordinary course of business;

          (d) paid any dividends or made any distributions;

          (e) taken any action resulting in the reduction of the Business's working capital (current assets including cash, less current liabilities not including the short-term or current portion of long-term debt) except for such customary changes as may be required in the ordinary course of business;

          (f) changed the compensation and terms of employment provided to the Business's officers and principal employees, except for changes made with the prior knowledge and consent of Buyer;

          (g) entered into or agreed to enter into any transaction, agreement or commitment, suffered the occurrence of any event or events or experienced any change in financial condition, business, results of operations or otherwise that, in the aggregate, has (i) interfered with the normal and usual operations of the business or business prospects of the Business or (ii) resulted in a material adverse change in the financial condition, assets, liabilities, earnings or business or could reasonably be expected to have a material adverse effect on the business prospects of the Business; or

          (h) taken any action resulting in a charge by Seller to the Business except for those customary, periodic charges described in Schedule 5.6 to the Disclosure Memorandum.

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                                      -18-

     5.7  Taxes

          (a) All Tax Returns required to be filed by or on behalf of Seller have been or will be filed on a timely basis with the appropriate Governmental Bodies in all jurisdictions in which such Tax Returns are required to be filed, and all Tax obligations of Seller (whether or not reflected on such Tax Returns) have been timely paid or are being contested in good faith, and, except as reflected in the balance sheets included in the Financial Statements, Seller has no liability for any Tax obligations and no interest or penalties have accrued or are accruing with respect thereto, whether state, county, local or otherwise with respect to any periods prior to the Closing Date except, in each case, any Tax obligations that, if not timely paid by Seller, could not result in (i) an Encumbrance on any of the Assets or (ii) the commencement of any Claim against Buyer.

          (b)  With respect to the Business and the Assets:

               (i) No waivers of statutes of limitation have been given or requested with respect to Seller in connection with any Tax Returns with respect to any Taxes payable by it;

               (ii) All deficiencies asserted or assessments made as a result of any examinations by any Governmental Body (including the Internal Revenue Service) of the Tax Returns of Seller have been fully paid, there are no other unpaid deficiencies asserted or assessments made by any Governmental Body against Seller, and there are no audits or investigations by any Governmental Body in progress or, to the knowledge of Seller, pending; and

               (iii) No claim has been made by a Governmental Body in a jurisdiction where Seller does not file Tax Returns that Seller is or may be subject to taxation by that jurisdiction.

          (c)  Seller is not a party to any Tax allocation or sharing agreement.

          (d) Seller has duly and timely withheld from employee salaries, wages and other compensation and paid over to the appropriate governmental authority all amounts required to be so withheld and paid over for all periods under all applicable laws.

          (e) There are no liens with respect to Taxes on any of Seller's property or assets other than liens for current Taxes not yet payable.

          (f) The Seller has delivered to Buyer or its counsel correct and complete copies of all Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Seller since the Seller's inception.

          (g) The unpaid Taxes of the Company (i) did not, as of October 3, 1999 exceed the reserve for Tax liability set forth on the face (rather that any reserve for deferred Taxes established to reflect timing differences between book and Tax income) of the Seller's Balance Sheet and do not exceed that reserve as adjusted for the passage of time and operations in the ordinary course of business through Closing.

     5.8  Partnership Treatment

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                                      -19-

     The Seller is and has been since its date of inception properly treated as a partnership, and not as an association taxable as a corporation, pursuant to
Section 7701(a)(2) of the Code and any corresponding provision of state and local law and will be treated as a partnership for Tax purposes at all times through Closing.

     5.9   Property

     (a) Seller owns no real property. Attached as Schedule 5.9(a) to the Disclosure Memorandum is a complete and accurate list of all personal property (the "Personal Property") owned, leased or rented by Seller for use in the operation of the Business. Seller has delivered to Buyer true and complete copies of all leases, subleases, rental agreements, contracts of sale, tenancies or licenses of any portion of the Personal Property. Except as set forth in
Schedule 5.9(a) (whether by item or by category), the Assets, including the Personal Property, include all property used in the conduct of the Business as presently conducted.

     (b) Seller has good and marketable title to all Assets, except as specifically described in Schedule 5.9(b) and except for (i) assessments for Taxes not yet due and payable and (ii) mechanics', materialmen's, carriers' and other similar liens securing indebtedness that is in the aggregate less than $10,000, is not yet due and payable, and was incurred in the ordinary course of business. The Personal Property is free and clear of all liens, mortgages, pledges, deeds of trust, security interest, conditional sales agreements, charges, encumbrances and other adverse claims or interests of any kind, and, other than personal property leased by Seller for use in the operation of the Business and so noted on the list supplied pursuant to Section 5.9(a).

     5.10  Equipment

     The equipment, furniture, computers and other physical assets included in the Assets do not have any structural defects, are in good operating condition and repair and are adequate for the conduct of the Business, and conform to and are free of any building, fire or other violations under all applicable zoning, pollution, health and safety and other laws, statutes, rules, ordinances and regulations. Since the inception of the Business, there has not been any significant interruption in the conduct of the Business. No equipment, furniture or physical assets other than those listed in Schedule 5.9(a) to the Disclosure Memorandum are used or required by Seller in the conduct of the Business.

     5.11  Environmental and Safety Matters

     The conduct of the Business, the ownership or operation of the Assets and the lease and use of the Leased Real Property have not given rise to any material violation of any Environmental and Safety Law, and no material expenditures are or would be required in order to comply with any such Environmental and Safety Law.

     5.12  Contracts

     (a) Schedule 5.12 to the Disclosure Memorandum contains a complete and accurate list of all Contracts, oral or written, to which Seller is a party and which relate to the operation of the Business, including, without limitation, security agreements, conditional sale agreements,

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instruments relating to the borrowing of money and broker or distributorship agreements. All such Contracts are valid and in full force and effect, Seller has performed all material obligations imposed on it thereunder, and there are not, under any of such Contracts, any defaults or events of default on the part of Seller or, to Seller's knowledge, any other party thereto, that would materially adversely affect the business, assets or financial condition of the Business or that could reasonably be expected to materially adversely affect the business prospects of the Business. Seller has not received notice, nor is Seller otherwise aware, that any party to any such Contract intends to cancel, terminate or refuse to renew such Contract or to exercise or decline to exercise any option or right thereunder.

     (b) Except as set forth in Schedule 5.4 to the Disclosure Memorandum, no consent, approval or authorization of any third party is required for the assignment of any such Contract to Buyer and all such Contracts will continue to be binding on the other parties thereto following the Closing and their assignment to Buyer. Seller has no reason to believe that any obligations that remain to be performed under any such Contract cannot be fulfilled. To the knowledge of Seller, no such Contract will result in a material loss to or have a material adverse effect on the Assets or the conduct, business, operations, properties, condition (financial or otherwise) or prospects of the Business. There is no dispute with any party under any such Contract that may have such a material adverse effect.

     5.13  Claims and Legal Proceedings

     There are no Claims pending or, to Seller's knowledge, threatened against Seller with respect to the operation of the Business, before or by any Governmental Body or nongovernmental department, commission, board, bureau, agency or instrumentality or any other person. To Seller's knowledge, there is no valid basis for any Claim, other than as specifically set forth in Schedule 5.13, adverse to the Business by or before any Governmental Body or nongovernmental department, commission, board, bureau, agency or instrumentality, or any other person. There are no outstanding or unsatisfied judgments, orders, decrees or stipulations to which Seller with respect to the operation of the Business is a party, that involve the transactions contemplated herein or that would alone or in the aggregate have a material adverse effect on the business, assets or financial condition of the Business or that could reasonably be expected to have a material adverse effect on the business prospects of the Business.

     5.14  Labor Matters

     There are no disputes, material employee grievances or material disciplinary actions pending or, to Seller's knowledge, threatened between Seller and any employees of Seller who either are employed at the Business or have been offered employment by Buyer immediately following the Closing (collectively, the "Relevant Employees"). Seller, with respect to the Relevant Employees, has complied in all respects with all provisions of all laws relating to the employment of labor and has no liability for any arrears of wages or Taxes (including income tax and other payroll withholding taxes) or penalties for failure to comply with any such laws. Seller has no knowledge of any organizational efforts presently being made or threatened by or on behalf of any labor union with respect to any Relevant Employees.

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     (a)  Seller, with respect to the Relevant Employees, is not a party to any:

          (i) management, employment or other contract providing for the employment or rendition of executive services;

          (ii) employment contract that is not terminable without penalty by Seller on 30 days' notice;

          (iii) bonus, incentive, deferred compensation, severance pay, pension, profit-sharing, retirement, stock purchase, stock option, employee benefit or similar plan, agreement or arrangement;

          (iv) collective bargaining agreement or other agreement with any labor union or other employee organization (and no such agreement is currently being requested by, or is under discussion by management with, any group of employees or others); or

          (v) other employment contract or other compensation agreement or arrangement, oral and written, affecting or relating to current or former employees of the Business.

     All such contracts and other agreements and arrangements set forth in
Schedule 5.14(a) are valid, in full force and effect, Seller has performed all material obligations imposed on it thereunder, and there are, under any of such contracts, agreements or arrangements, no defaults or events of default by Seller or, to its knowledge, any other party thereto that would materially adversely affect the business, assets or financial condition of the Business, that materially adversely affect the relationship of Seller or Buyer with the Business employees or that could reasonably be expected to materially adversely affect the business prospects of the Business.

     (b) Except as set forth in Schedule 5.14(b) to the Disclosure Memorandum, Seller has not made any loans to any officer or employee of Seller employed in the Business.

     5.15  Intellectual Property

       5.15.1  List of Intellectual Property

     Schedule 5.15.1 to the Disclosure Memorandum contains a complete list of all IPR, Third-Party IPR, Technology and Third-Party Technology Distributed or used by Seller in any portion of the Business or that otherwise relates to the Business or any portion thereof or that is used to Make, Develop or Distribute any Product.

       5.15.2  Title

     Seller owns all right, title and interest in and to all IPR and Technology (other than the Third-Party Technology) free and clear of any Encumbrance, is otherwise entitled to use and Distribute such materials without restriction and is not contractually obligated to pay any compensation to any third party in respect thereof.

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       5.15.3  Source Code

     No person or entity claiming by, through or under Seller has a copy, or the right to acquire or discover a copy, of any of the source code with respect to any of the Technology. Except as set forth in Schedule 5.15.3, neither Seller nor PEP has delivered copies of such source code to any person or entity, whether pursuant to an escrow arrangement or otherwise.

       5.15.4  Licenses

     Schedule 5.15.4 to the Disclosure Memorandum lists all copies of all licenses, sublicenses and other agreements, including confidential disclosure agreements to which Seller is a party or pursuant to which any other person or entity is authorized to use any of the Technology or IPR. Such licenses, sublicenses and other agreements have been delivered by Seller to Buyer. Seller is not, and as a result of the execution and delivery of this Agreement or the performance of Seller's obligations hereunder will not be, in violation of, or lose any rights pursuant to, any such license, sublicense or agreement.

       5.15.5  Infringement

     None of the IPR or Technology infringes any Intellectual Property Right of any person or entity. No Claim with respect to the IPR or Technology has been asserted or, to Seller's knowledge, is threatened by any person or entity, and Seller does not know of any Claim:

     (a) to the effect that the Making, Development, Distribution or use of any product or specification using or incorporating any of the IPR or Technology infringes any Intellectual Property Right of any third party;

     (b) against the use or Distribution by Seller of any of the IPR or Technology; or

     (c) challenging the ownership, validity or effectiveness of any of the IPR or Technology.

To Seller's knowledge, there has not been and there is not now any unauthorized use, infringement or misappropriation of any of the IPR or Technology by any third party, including, without limitation, any current or former employee of Seller. There has not been and there is not now any unauthorized use, infringement or misappropriation by Seller of any Intellectual Property Right of any third party related to any of the IPR or Technology.

       5.15.6  Valid and Subsisting; Applications and Registrations

     All Patents, registered Trademarks and registered Copyrights included in the IPR are valid and subsisting. Seller has the exclusive right to file, prosecute and maintain all applications and registrations with respect to the IPR.

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

       5.15.7  Indemnification Agreements

     Seller has not entered into any agreement or offered to indemnify any person or entity against any charge of infringement of any Intellectual Property Right related to any of the IPR or Technology. Seller has not entered into any agreement granting any person or entity the right to bring any infringement action with respect to, or otherwise to enforce, any of Seller's rights relating to any of the IPR or the Technology.

       5.15.8  Year 2000

     All Technology (except for the Third-Party Technology, as to which Seller makes no representation in this Section 5.15.8) is Millennium Compliant. "Millennium Compliant" means the ability of Software to:

     (a) consistently handle date information before, during and after January 1, 2000, including, but not limited to, accepting date input, providing date output, and performing calculations on dates or portions of dates;

     (b) function accurately in accordance with its specifications and without interruption before, during and after January 1, 2000, without any change in operations associated with the advent of the new century (defined for purposes of this paragraph as commencing at 12:00 a.m., January 1, 2000);

     (c) respond to two-digit date input in a way that resolves any ambiguity as to century in a disclosed, defined and predetermined manner; and

     (d) store and provide output of date information in ways that are unambiguous as to century.

       5.15.9  Performance

     The Software in the Technology will perform substantially in accordance with the applicable specifications and documentation for such Software (copies of all which Seller will deliver to Buyer with the Assets) and does not contain any viruses or other harmful code. The medium on which the Software in the Technology is furnished to Buyer hereunder is free from all defects in materials or workmanship.

       5.15.10 Documentation

     The embodiments and documentation of the Technology delivered to Buyer will be complete, fully disclose the Technology and be sufficient to enable Buyer to fully exercise and exploit the rights acquired by Buyer under this Agreement.

       5.15.11 Participating Developers

     Schedule 5.15.11 to the Disclosure Memorandum contains a complete list of all Participating Developers, specifying for each any relationship between the Participating Developer

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

and Seller or PEP (e.g., employee, contractor, etc.), all dates during which such relationship was in effect and a list of any documents or other items relating to such relationship. Seller has furnished to Buyer full and complete copies of such documents and other items identified therein. The form Confidential Information and Inventions Agreement attached hereto as Exhibit 7.1(k) will, when executed by a Participating Developer, properly, legally, fully and effectively transfer to the named transferee any and all right, title and interest which the Participating Developer may have or acquire in and to the IPR and the Technology. The form Asset Transfer Agreement attached hereto as
Exhibit 7.1(f) will, when executed by PEP and Beadle, properly, legally, fully and effectively transfer to Seller any and all right, title and interest which PEP and Beadle may have or acquire in and to the IPR and the Technology.

       5.15.12  No Impairment; Compliance with Laws

     The consummation of the transactions contemplated by this Agreement and the Transaction Documents will not alter or impair any of the Intellectual Property, and the Intellectual Property may be transferred to Buyer hereunder without the consent or approval of any other party or Governmental Body. To the knowledge of Seller, the Business does not involve the employment of any person in a manner that violates any noncompetition or nondisclosure agreement that such person entered into in connection with his or her employment or activities at any time prior to employment by Seller or PEP. Seller is conducting and has conducted the Business in compliance with all export control laws, statutes, rules, ordinances and regulations promulgated by any Governmental Body. Seller has not received any notice alleging that its conduct of the Business violates any such laws, statutes, rules, ordinances or regulations, nor is Seller aware of any basis for any Claim alleging the same.

     5.16  [Intentionally Left Blank]

     [This section is intentionally left blank.]

     5.17  Inventory

     (a) All items in the inventory reflected in the Balance Sheet or as currently owned by Seller for use in the operation of the Business have been (i) valued in accordance with generally accepted accounting principles and (ii) are of a quality and quantity usable and salable in the ordinary course of business.

     (b) All inventories of finished Products to be transferred to Buyer hereunder meet Seller's current specifications and consist of items of a quality and quantity that are saleable within a period of two months in the ordinary course of the Business as heretofore and currently conducted by Seller, and all inventories of raw materials, intermediates, work in process, supplies, parts and packaging and labeling materials to be transferred to Buyer hereunder consist of items of a quality and quantity that are usable within a period of two months in the ordinary course of the Business as heretofore and currently conducted by Seller and appropriate for their intended use, including, where applicable, processing into inventories of finished Products.

     (c) Seller's inventories of finished Products, raw materials, intermediates, work in process, supplies, parts and packaging and labeling materials as of the day immediately prior to

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                                      -25-

Closing, the approximate quantities thereof, and their location, are set forth in Schedule 5.17(c) to the Disclosure Memorandum.

     (d) Seller is not aware of any adverse condition affecting the quality or supply of raw materials, intermediates, supplies, parts and other materials available to Seller that are necessary to manufacture, package or label the Products or are otherwise used in the Business.

     5.18  Licenses, Permits, Authorizations, etc.

     Seller has received all currently required governmental approvals, authorizations, consents, licenses, orders, registrations and permits of all agencies, whether federal, state, local or foreign, related to the operation of the Business, except such approvals, authorizations, consents, licenses, orders, registrations and permits the failure to obtain which will not, in the aggregate, have a material adverse effect on the operation of the Business or which could reasonably be expected to have a material adverse effect on the business prospects of the Business.

     5.19  No Adverse Events

     Seller has no knowledge of any facts or circumstances that hinder or adversely affect, or in the future are reasonably likely to hinder or adversely affect, the Assets or the conduct, business, operations, properties, condition (financial or otherwise) or prospects of the Business. Furthermore, since the date of the Balance Sheet there has not been any material adverse change in, or any event, condition or contingency or any damage, destruction or loss (whether or not covered by insurance) that may result in any material adverse change in, the Assets or the conduct, business, operations, properties, condition (financial or otherwise) or prospects of the Business.

     5.20  Product Warranties

     Schedule 5.20 to the Disclosure Memorandum sets forth Seller's warranties currently made with respect to the Products, and current policies with respect to returns of Products in the course of Seller's conduct of the Business. Except as set forth in Schedule 5.20, Seller has not made any express product warranties in connection with the sale of the Products. Claims against Seller for warranty costs (individually or in the aggregate) with respect to the Products during 1999 did not exceed Five Thousand Dollars ($5,000), and there are no outstanding or threatened Claims for any such warranty costs that would exceed Five Thousand Dollars ($5,000) (individually or in the aggregate). As used above, the term "warranty costs" shall mean costs and expenses associated with correcting, returning or replacing defective or allegedly defective Products, whether such costs and expenses arise out of Claims sounding in warranty, contract, tort or otherwise.

     5.21  Compliance With Laws

     Seller is and has been in compliance with all laws, statutes, rules, ordinances and regulations promulgated by any Governmental Body and all Judgments applicable to the ownership or operation of the Assets, the conduct of the Business or the sale of the Products. Except as disclosed to Buyer pursuant to Section 5.13, Seller has not received any notice of any

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                                      -26-
alleged violation (whether past or present and whether remedied or not), nor is Seller aware of any basis for any claim of any such violation, of any such law, statute, rule, ordinance, regulation or Judgment. There is no law, statute, rule, ordinance or regulation promulgated by any Governmental Body or any Judgment that materially and adversely affects or is reasonably expected to materially and adversely affect the ability of Seller to own or operate the Assets or the Facilities or to conduct the Business (including, but not limited to, the manufacture, use, marketing, promotion, sale or distribution of the Products) in the same manner as heretofore and currently owned, operated or conducted.

     5.22  Permits and Qualifications

     All Permits that are required for the ownership or operation of the Assets or the Facilities or the conduct of the Business (including, but not limited to, the manufacture, use, marketing, promotion, sale or distribution of the Products) have been obtained by Seller, are in full force and effect and are listed in Schedule 2.1.5 to the Disclosure Memorandum, with their expiration dates, if any. Seller is and has been in compliance with all such Permits, and Seller has not received any notice of any alleged violation (whether past or present and whether remedied or not) of, nor any threat of the suspension, revocation, modification, invalidity or limitation of, any such Permit, nor is Seller aware of any basis for any claim of any such violation or any such threat. To the extent transferable, all such Permits will be effectively assigned to Buyer without additional liability to Buyer upon the Closing.

     5.23  Insurance

     Seller has, with respect to the Business, maintained adequate insurance protection against all liabilities, Claims and risks against which it is customary for companies engaged in the same or a similar business similarly situated to insure.

     5.24  Employee Plans

     (a) Schedule 5.24 contains a complete and accurate list of all Employee Benefit Plans maintained or contributed to by Seller or any of its ERISA Affiliates for the benefit of any current or former employee, officer, director, agent or independent contractor of the Business. Each Employee Benefit Plan has been maintained, operated, administered and funded, at all times since inception, in accordance with its terms and in compliance with all applicable requirements of all applicable laws, statutes, orders, rules and regulations, including, without limitation, ERISA and the Code. Seller, each of its ERISA Affiliates and all other persons have, at all times, properly performed all obligations, whether arising by operation of law or by contract, required to be performed by any them in connection with the Employee Benefit Plans. Neither Seller nor any of its ERISA Affiliates has incurred, and there exists no condition or set of circumstances in connection with which Seller or any of its ERISA Affiliates could incur, a liability or expense (except for benefit claims and funding obligations payable in the ordinary course) under ERISA, the Code or any other applicable law, statute, order, rule or regulation with respect to any Employee Benefit Plan.

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

     (b) Each Employee Benefit Plan covering or benefiting current or former employees of the Business that is intended to be qualified under Section 401(a) of the Code is, and at all times since inception has been, so qualified and its related trust is, and at all times since inception has been, exempt from taxation under Section 501(a) of the Code, and each such Employee Benefit Plan has received an unrevoked favorable determination letter from the Internal Revenue Service to that effect. Nothing has occurred since the most recent favorable determination letter issued with respect to each such Employee Benefit Plan, and no circumstances exist or are reasonably expected by Seller, any of its ERISA Affiliates, PEP or Beadle to occur, that could adversely affect the qualification or exemption of such Employee Benefit Plan or its related trust.

     (c) Neither Seller nor any ERISA Affiliate maintains or contributes to, or has ever maintained or contributed to (or been obligated to contribute to), any multiemployer plan as defined in Section 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code, any multiple employer plan within the meaning of Section 4063 or 4064 of ERISA or Section 413(c) of the Code, or any employee benefit plan, fund, program, contract or arrangement that is subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA.

     (d) Seller, each of its ERISA Affiliates and each Employee Benefit Plan that is a group health plan, as defined in Section 607(l) or 733(a)(1) of ERISA or Section 4980B(g)(2) of the Code, has complied, at all times, with the requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, Chapter 100A of Subtitle K and Section 4980B(f) of the Code, Parts 6 and 7 of Subtitle B of Title I of ERISA, any final, temporary, and proposed regulations issued under such ERISA or Code sections and any other applicable laws, statutes, orders, rules and regulations regarding the provision or continuation of health care coverage or other welfare benefits (within the meaning of Section 3(1) of ERISA).

     (e) There are no actions, suits or claims (other than routine claims for benefits) pending or, to the knowledge of Seller, PEP or Beadle, threatened with respect to (or against the assets of) any Employee Benefit Plan, nor is there a basis for any such action, suit or claim. No Employee Benefit Plan is currently under investigation, audit or review, directly or indirectly, by the Internal Revenue Service, the Department of Labor or any other Governmental Body, and, to the knowledge of Seller, PEP and Beadle, no such action is contemplated or under consideration by the Internal Revenue Service, the Department of Labor or any other Governmental Body.

     (f) Seller has not made any payments, is not obligated to make any payments and is not a party to any agreement that could obligate it to make any payments that will not be deductible under Section 280G of the Code (or any similar provision of state, local or foreign law).

     5.25  Excluded Assets

     Except as disclosed in Schedule 5.25 to the Disclosure Memorandum, none of the Excluded Assets is currently being used in the conduct of the Business for any purpose, and all assets associated with or currently used to produce product for any product line of the Business are included in the Assets.

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

     5.26  Brokerage

     Seller has not retained any broker or finder in connection with the transactions contemplated by this Agreement. Any brokerage or finder's fee due to any broker or finder in violation of the foregoing representation shall be paid by Seller.

     5.27  Absence of Questionable Payments

     None of Seller or any director, officer, agent, employee or other person acting on behalf of Seller has used, to the knowledge of Seller, any of the Business's funds for improper or unlawful contributions, payments, gifts or entertainment, or made any improper or unlawful expenditures relating to political activity to any government official or other person, to the extent that any such use of funds would, in the aggregate, be material to the Business. The Business has adequate financial controls to prevent such improper or unlawful contributions, payments, gifts, entertainment or expenditures, to the extent that any such use of funds would, in the aggregate, be material to the Business. None of Seller or any director, officer, agent, employee or other person acting on behalf of Seller has accepted or received, to the knowledge of Seller, any improper or unlawful contributions, payments, gifts or expenditures in connection with the operation of the Business that would, in the aggregate, be material to the Business.

     5.28  Customers and Suppliers

     To the knowledge of Seller,

     (a) no customer or supplier of Seller relating to the Business is involved in, threatened with or affected by, any Claim, Judgment or circumstances that may materially and adversely affect the Assets or the conduct, business, operations, properties, condition (financial or otherwise) or prospects of the Business;

     (b) there is no indication that any customer or supplier of Seller relating to the Business intends to terminate or modify its relationship with Seller; and

     (c) the consummation of the transactions contemplated by this Agreement and the Transaction Documents will not adversely affect the post-Closing relationship of Buyer with any customer or supplier of Seller relating to the Business.

     No customer or supplier of Seller relating to the Business has during the last 12 months decreased or limited materially, or threatened to decrease or limit materially, its purchase of Seller's Products, or its supply of materials or services to Seller, as the case may be. Schedule 5.28 to the Disclosure Memorandum lists each customer of Seller who accounted for 5% or more of the revenues of the Business since its inception, and the dollar and volume amount of each Product sold to each such customer during such period. Schedule 5.28 also lists each supplier of Seller who accounted for 5% or more of the expenses of the Business for materials or services purchased during such period, and the dollar and volume amount of the materials and services purchased from each such supplier during such period.

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

     5.29  Assets Complete

     Except as disclosed in Schedule 5.29 to the Disclosure Memorandum, the Assets to be transferred to Buyer pursuant to this Agreement and the Transaction Documents include all the assets and rights used by Seller, and sufficient to permit Buyer, to conduct the research, development, manufacture, use, marketing, promotion, sale and distribution of the Products, and operate the Assets, in the same manner as heretofore and currently conducted by Seller. The execution and delivery of the Transaction Documents by the parties and the payment by Buyer to Seller of the Purchase Price of the Assets set forth in Section 3.1 will result, subject to obtaining the consents and approvals set forth in Schedule 5.4 to the Disclosure Memorandum, in Buyer's immediate acquisition of good, valid and marketable title to the Assets, free and clear of any Encumbrance.

     5.30  Unpaid Liabilities; Loan Repayment

     (a) Except for trade payables, account payables to vendors of Seller incurred in the ordinary course of business and consistent with past practice and except for the Assumed Indebtedness, Seller has no unpaid liabilities.

     (b) Seller has repaid the Promissory Note dated July 26, 1999 between PEP and Southern California Bank, the funds from which were used to purchase the Dell server used in Seller's Business.

     5.31  Proxy/Information Statement

     Seller and the Majority Members acknowledge that the WatchGuard Stock has not been and will not prior to issuance be registered under the Securities Act and will be issued in reliance on the private offering exemptions contained in
Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. In connection with the transactions contemplated hereby, Seller has prepared and distributed to its members a proxy statement (or information statement, in the case of a consent solicitation) (the "Proxy/Information Statement") for the purpose of soliciting the requisite approval of the transactions contemplated hereunder. The Proxy/Information Statement includes all of the information with respect to Seller and the transactions contemplated hereby required under Items 6, 17, and 18 of Form S-4 under the Securities Act and with respect to Seller and the transactions contemplated hereby does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     5.32  Full Disclosure

     Seller has disclosed to Buyer in writing all material facts and information relating to the Assets and the conduct, business, operations, properties, condition (financial or otherwise) and prospects of the Business. No information furnished by Seller to Buyer in connection with this Agreement (including, but not limited to, the Financial Statements and all information in the Schedules to the Disclosure Memorandum) is false or misleading in any material respect. In connection with such information and with this Agreement and the transactions contemplated

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

hereby, Seller has not made any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made or information delivered, in the light of the circumstances under which they were made, not misleading.

6.   Representations and Warranties of Buyer

     To induce Seller to enter into this Agreement, Buyer represents and warrants to Seller (which representations and warranties shall survive the Closing as provided in Section 11) as follows in this Section 6:

     6.1  Organization; Good Standing; Corporate Power

     Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer is duly qualified to do business in all jurisdictions where such qualification is required, except where the failure to be so qualified and in good standing would not have a material adverse effect. Buyer has all requisite power and authority to own or lease and operate its assets and to carry on its business as it is now conducted.

     6.2  Authority; Authorization; Enforceability

     Buyer has full corporate power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party and perform its obligations hereunder and thereunder. The execution and delivery by Buyer of this Agreement and the Transaction Documents to which it is a party, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, and the Transaction Documents to which Buyer is a party, when executed and delivered by Buyer, will constitute valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms.

     6.3  Valid Issuance of Stock

     The shares of WatchGuard Stock to be issued pursuant to Section 4.2 have been duly authorized for issuance, and when issued, shall be validly issued, fully paid, nonassessable and free and clear of any Encumbrance except as set forth in Section 11.6.1 and except for such Encumbrances as are created by Seller.

     6.4  No Conflicts

     Neither the execution and delivery by Buyer of this Agreement or the Transaction Documents to which Buyer is a party, the performance by Buyer of its obligations hereunder or thereunder, nor the consummation of the transactions contemplated hereby or thereby will (a) violate, conflict with or result in any breach of any provision of Buyer's certificate of incorporation or bylaws; or
(b) violate, conflict with, result in any breach of, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under

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                                      -31-
any Contract or Judgment to which Buyer is party or by which it is bound; or (c) violate any applicable law, statute, rule, ordinance or regulation of any Governmental Body.

     6.5  Brokerage

     Buyer has not retained any broker or finder in connection with the transactions contemplated by this Agreement. Any brokerage or finder's fee due to any broker or finder in violation of the foregoing representation shall be paid by Buyer.

     6.6  Buyer Information

     Buyer has furnished Seller with a true and complete copy of its final prospectus dated July 30, 1999 with respect to its initial public offering (the "Prospectus") and a draft press release with respect to certain financial results for the quarter ended September 30, 1999 (the "Quarterly Financials" and together with the Prospectus, the "Buyer Information"). As of its filing date, the Prospectus complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC promulgated thereunder.

     6.7  Full Disclosure

     None of the information supplied by Buyer to Seller in connection with this Agreement, including the Buyer Information, at the date such information was supplied, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not materially misleading.

7.   Deliveries

     7.1  Deliveries by Seller

     Seller shall deliver the following documents, agreements and supporting papers to Buyer at the Closing, and the delivery of each shall be a condition to Buyer's performance of its obligations to be performed at the Closing:

     (a)  an executed Bill of Sale;

     (b) a counterpart of the Assignment and Assumption Agreement, duly executed by Seller;

     (c) executed counterpart of an Assignments of Patent covering the patent described in Schedule 2.1.4 to the Disclosure Memorandum, in due form for recordation with the appropriate Governmental Body;

     (d) executed counterparts of one or more Assignments of Trademarks covering each of the trademarks described in Schedule 2.1.4 to the Disclosure Memorandum, in due form for recordation with the appropriate Governmental Body;

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     (e)  executed counterparts of one or more Assignments of Copyrights covering each of the copyrights described in Schedule 2.1.5;

     (f) a counterpart of the Asset Transfer Agreement substantially in the form attached hereto as Exhibit 7.1(f) (the "Asset Transfer Agreement"), duly executed by Seller;

     (g) an executed nonforeign certificate in accordance with Section 1445 of the Code and the regulations issued thereunder;

     (h) any and all certificates of title relating to Personal Property included within the Assets;

     (i) written consents, in form and substance reasonably satisfactory to Buyer, of all agreements listed on Schedule 5.4 to the Disclosure Memorandum (other than the agreements listed on Schedule 8.1(b)) that treat the asset purchase as an assignment or otherwise by their terms require consent;

     (j) the WatchGuard Technologies, Inc. Proprietary Information, Invention and Noncompetition Agreement substantially in the form attached hereto as
Exhibit 7.1(j), duly executed by all employees of Seller who have been offered employment by Buyer immediately following Closing;

     (k) a Confidential Information and Inventions Agreement substantially in the form attached hereto as Exhibit 7.1(k), duly executed by each Participating Developer;

     (l) the opinion of Seller's counsel, Stradling, Yocca, Carlson & Rauth, dated the date hereof, substantially in the form attached hereto as Exhibit 7.1(l);

     (m) the opinion of Seller's special counsel, Stetina Brunda Garred & Brucker, dated the date hereof, substantially in the form attached hereto as
Exhibit 7.1(m);

     (n) a certificate of the Manager of Seller in form and substance reasonably satisfactory to Buyer, as to the authenticity and effectiveness of the actions of the board of managers and members of Seller authorizing the transactions contemplated by this Agreement, and as to Seller's operating agreement and such other documents as are reasonably specified by Buyer's counsel;

     (o) a certificate of the Secretary of State of the state of California to the effect that Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the state of California;

     (p) the investor questionnaire substantially in the form attached hereto as Exhibit 7.1(p) (the "Investor Questionnaire"), completed and duly executed by each member of Seller;

     (q) five copies of an assignment separate from certificate endorsed in blank and such other documentation as Buyer may reasonably require to carry out the purposes of Section 11.6; and

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

     (r) a counterpart of the sublease between PEP and Buyer with respect to the Leased Real Property in substantially the form attached hereto as Exhibit 7.1() (the "Sublease"), duly executed by Seller for the sole purpose set forth in Section 16 of the Sublease.

     7.2  Deliveries by PEP

     PEP shall deliver the following documents, agreements and supporting papers to Buyer at the Closing, and the delivery of each shall be a condition to Buyer's performance of its obligations to be performed at the Closing:

     (a) a counterpart of the Sublease, duly executed by PEP;

     (b) a counterpart of the Asset Transfer Agreement, duly executed by PEP;
and

     (c) the Receipt and Release for Buyer's repayment of the Assumed Indebtedness, in substantially the form attached hereto as Exhibit 7.2(c), duly executed by PEP.

     7.3  Delivery by Beadle

     Beadle shall deliver the following documents, agreements and supporting papers to Buyer at the Closing, and the delivery of each shall be a condition to Buyer's performance of its obligations to be performed at the Closing:

     (a) a counterpart of the Asset Transfer Agreement, duly executed by Beadle; and

     (b) a counterpart of the Employment Agreement substantially in the form attached as Exhibit 7.3(b) (the "Employment Agreement") and a counterpart of the Stock Vesting Agreement, which is attached as an exhibit to the Employment Agreement (the "Stock Vesting Agreement"), each duly executed by Beadle.

     7.4  Deliveries by Buyer

     Buyer shall deliver the following documents, agreements and supporting papers to Seller at the Closing, and the delivery of each shall be a condition to Seller's performance of its obligations to be performed at the Closing:

     (a) a counterpart of the Assignment and Assumption Agreement, duly executed by Buyer;

     (b) a counterpart of the Employment Agreement and a counterpart of the Stock Vesting Agreement, each duly executed by Buyer;

     (c) an executed irrevocable instruction letter to Buyer's transfer agent, ChaseMellon Shareholder Services, L.L.C., instructing the transfer agent to issue stock certificates representing the Stock Component;

     (d) a counterpart of the Sublease, duly executed by Buyer;

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

     (e) a certificate of the Secretary of State of the state of Delaware to the effect that Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Washington;

     (f) a certificate of the Secretary of Buyer in form and substance reasonably satisfactory to Seller, as to the authenticity and effectiveness of the actions of the board of directors of Buyer authorizing the transactions contemplated by this Agreement; and

     (g) the opinion of Buyer's counsel, Perkins Coie LLP, dated the date hereof, substantially in the form attached hereto as Exhibit 7.4(g).

8.   Covenants

     8.1  Further Assurances

     (a) After the Closing, Seller and the Majority Members shall from time to time at Buyer's request execute and deliver, or cause to be executed and delivered, such further instruments of conveyance, assignment and transfer or other documents, and perform such further acts and obtain such further consents, approvals and authorizations, as Buyer may reasonably require in order to fully effect the conveyance and transfer to Buyer of, or perfect Buyer's right, title and interest in, any of the Assets, to assist Buyer in obtaining possession of any of the Assets, or to otherwise comply with the provisions of this Agreement and consummate the transactions contemplated by this Agreement and the Transaction Documents.

     (b) After the Closing, Seller and the Majority Members shall use their best efforts to obtain consents to assignment of the agreements listed in Schedule 8.1(b) and consents to the sublease of the Leased Real Property promptly after the date hereof.

     8.2  Books and Records

     Not later than 5 days after the date hereof, Seller shall deliver to Buyer (if not delivered prior to the Closing) (a) subject to Section 8.13, all of the technical information and data and other intellectual property rights to be transferred hereunder (including all of the assets referenced in Section 2.1.4) that have been reduced to writing, (b) all of the original Contracts referenced in Section 2.1.6, (c) all of the books and records referenced in Section 2.1.7, and (d) all of Seller's information and materials referenced in Section 2.1.8.

     8.3  Product Orders

     Seller and the Majority Members shall promptly forward to Buyer all orders for Products, and other inquiries from customers or prospective customers in regard to the supply of Products, that are received by Seller or the Majority Members within two years after the date hereof.

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

     8.4  Promotional Materials

     Seller hereby authorizes Buyer to use Seller's promotional materials relating to the Products, if Buyer so elects, provided Buyer identifies itself as the vendor of the Products referred to by such materials subsequent to the date hereof.

     8.5  Packaging and Labels

     Seller hereby authorizes Buyer to sell the Inventory without replacing or removing Seller's packaging or labels for the Products in the Inventory, if Buyer so elects, provided Buyer identifies itself as the vendor on other documents relating to the sale of such Products.

     8.6  Post-Closing Cooperation

     After the date hereof, each party shall provide the other parties with such reasonable assistance (without charge) as may be requested by the other parties in connection with any Claim or audit of any kind or nature whatsoever or the preparation of any response, demand, inquiry, filing, disclosure or the like (including, but not limited to, any tax return or form) relating to the Products, the Assets or the Business. Such assistance shall include, but not be limited to, permitting the party requesting assistance to have reasonable access to the employees, books and records of the other party.

     8.7  Publicity

     Seller and the Majority Members agree not to make any public announcement in regard to the transactions contemplated by this Agreement and the Transaction Documents without Buyer's prior consent, except as may be required be law, in which case the parties shall use reasonable efforts to coordinate with each other with respect to the timing, form and content of such required disclosure.

     8.8  COBRA

     Seller and its ERISA Affiliates shall retain and be solely responsible for satisfying (and neither Buyer nor any of its Affiliates shall have any responsibility for satisfying) any and all liabilities and obligations relating to health care continuation coverage under Section 4980B(f) of the Code, Part 6 of Subtitle B of Title I of ERISA and any similar state laws with respect to any qualifying events that occur with respect to any medical, dental or other group health plan maintained by Seller or any of its ERISA Affiliates, whether such qualifying events occur prior to, at or after the Closing.

     8.9  Withholding

     Seller agrees to transfer to Buyer any records (including, but not limited to, Forms W-4 and Employee Withholding Allowance Certificates) relating to withholding and payment of income and employment taxes (federal, state, and local) and FICA taxes with respect to wages paid by Seller during the current calendar year to employees of the Business who are employed in 1999 by Buyer ("Acquired Employees"). Buyer agrees to provide Acquired Employees with

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                                      -36-

Forms W-2, Wage and Tax Statements for the current calendar year setting forth the wages and taxes withheld with respect to such employees for the current calendar year by Seller and Buyer, as predecessor and successor employers, respectively. Seller and Buyer also agree to comply with the reporting requirements set forth in Section 5 (Alternate Procedure) of Revenue Procedure 96-60 to implement this Section, including without limitation the requirement that Seller remains responsible for Form W-2 reporting for its employees other than the Acquired Employees. The parties also shall use similar procedures and make similar elections under state or local tax laws.

     8.10  Market Standoff and Confidentiality

     (a) Each of Seller and the Majority Members acknowledges, and Seller agrees that it will advise its members:

          (i) that (A) the Quarterly Financials provided to the members of Seller in connection with soliciting the requisite approval of the transactions contemplated hereunder and (B) the existence and terms of this Agreement (together, the "Nonpublic Matters") may constitute material nonpublic information under the Exchange Act; and

          (ii) that the federal securities laws prohibit any person who has material, nonpublic information regarding Buyer from purchasing or selling securities of Buyer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

     (b) Each of Seller and the Majority Members covenants that, until two days after the later of (i) the date on which the Buyer releases a press release containing the Quarterly Financials and (ii) the date on which Buyer releases a press release announcing the transaction contemplated by this Agreement, it or he shall not directly or indirectly, and shall cause its or his Affiliates not to, purchase or otherwise acquire, or propose or offer to purchase or otherwise acquire, any equity securities of Buyer or any securities convertible or exchangeable into equity securities of Buyer (other than the securities to be issued pursuant to this Agreement), whether by tender offer, market purchase, privately negotiated purchase, business combination or otherwise.

     8.11  Termination of Subleases

     Seller and PEP hereby agree to terminate the following subleases, which subleases shall have no further force and effect from and after the date hereof:

     (a) the Lease Agreement between Seller and PEP, effective January 1, 1999, wherein Seller agreed to occupy and take on the financial responsibility for premises leased by PEP at 26072 Merit Circle, Suite 106; and

     (b) the Sublease Agreement between Seller and PEP, effective October 1, 1999, wherein Seller agreed to sublease premises leased by PEP at 26072 Merit Circle, Suite 126.

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

     8.12  Repayment of Equipment Financing

     Promptly after Closing, Seller shall repay the outstanding balance on the term loan identified on Schedule 5.9(b).

     8.13  Transfer of Electronic Intellectual Property

     All Technology capable of electronic delivery shall be delivered by Seller to Buyer solely by electronic means no later than seven days after the date hereof.

9.   Taxes and Costs; Apportionments

     9.1   Transfer Taxes

     Seller shall be responsible for the payment of all transfer, conveyance, excise, sales and use and documentary taxes, filing and recordation fees and similar charges relating to the sale or transfer of the Assets hereunder.

     9.2   Transaction Costs

     Each party shall be responsible for its own costs and expenses incurred in connection with the preparation, negotiation and delivery of this Agreement and the Transaction Documents, including but not limited to attorneys' and accountants' fees and expenses.

     9.3   Apportionments

     Any and all real property taxes, personal property taxes, assessments, lease rentals, fuel, and other charges applicable to the Assets will be pro-rated to the date hereof, and such taxes and other charges shall be allocated between the parties by adjustment at the Closing, or as soon thereafter as the parties may agree. All such taxes payable during the fiscal year of the tax jurisdiction in question in which the date hereof falls shall be allocated. Such taxes payable in the fiscal year preceding the year in which the date hereof falls shall be the responsibility of Seller, and such taxes payable in the fiscal year following the year in which the date hereof falls shall be the responsibility of Buyer. Such taxes shall be payable when they are due to the taxing jurisdiction.

10.  Covenants Not to Compete

     10.1  Non-Competition Covenants by Seller and PEP

     (a) During the two-year period commencing on the date hereof, none of Seller, PEP nor any of their Affiliates (except for Beadle, who has otherwise agreed not to compete pursuant to Section 10.2 below) shall engage in any Restricted Activities (as such term is defined below), whether directly or indirectly, for their accounts or otherwise, or as a member, shareholder, owner, partner, principal, agent, joint venturer, consultant, advisor, franchisor or franchisee, independent contractor or otherwise, in, with or of any person or entity that engages directly or indirectly in any Restricted Activities. As used herein, "Restricted Activities" shall mean the research, development, manufacture, marketing, promotion, sale or distribution of any computer

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

network security products, including but not limited to the Products, or any products that compete with such products, worldwide; provided, however, that
                                                     -----------------
Restricted Activities shall not include the activities of PEP existing on the date hereof and described on Schedule 10.1 to the Disclosure Memorandum.

     (b) During the two-year period commencing on the date hereof, none of Seller, PEP nor any of their Affiliates (except for Beadle, who has otherwise agreed not to hire, solicit or encourage Buyer's employees pursuant to Section
10.2 below) shall, directly or indirectly, hire, or solicit or encourage to leave the employment of Buyer or any of its Affiliates, any former employee of the Business hired by Buyer or its Affiliates or any employee of Buyer or its Affiliates engaged in any Restricted Activities or have any arrangement (financial, consulting or otherwise) with any such individual.

     10.2  Non-Competition Covenants by Beadle

     Beadle shall agree not to compete with Buyer and not to hire, solicit or encourage Buyer's employees in accordance with the provisions of the Employment Agreement.

     10.3  Minor Investments

     Notwithstanding the provisions of Section 10.1(a) above and the noncompetition provisions of the Employment Agreement, Seller, PEP and their respective Affiliates may at any time own in the aggregate, directly or indirectly, for investment purposes only, 1% or less of any class of securities of any entity traded on any national securities exchange or quoted on the Nasdaq National Market.

     10.4  Remedies

     Seller, PEP and Beadle acknowledge that compliance with the provisions of this Section 10 is necessary and proper to preserve and protect the Assets acquired by Buyer under this Agreement and to assure that the parties receive the benefits intended to be conveyed pursuant to this Section 10. Each of Seller, PEP and Beadle agrees that any failure by Seller, PEP, Beadle or any of their Affiliates to comply with the provisions of this Section 10 shall entitle Buyer and its Affiliates, in addition to such other relief and remedies as may be available, to equitable relief, including, but not limited to, the remedy of injunction. Resort to any remedy shall not prevent the concurrent or subsequent employment of any other remedy, or preclude the recovery by Buyer and its Affiliates of monetary damages and compensation.

11.  Survival and Indemnification

     11.1  Survival

     All representations and warranties of Seller and Buyer contained in this Agreement or in the Transaction Documents or in any certificate delivered pursuant hereto or thereto shall survive the Closing for the period of time after the Closing described in subsections (a)-(d) below (the "Survival Period"), and shall not be deemed waived or otherwise affected by any investigation made or any knowledge acquired with respect thereto. The covenants and agreements of Seller

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

and Buyer contained in this Agreement or in the Transaction Documents shall survive the Closing and shall continue until all obligations with respect thereto shall have been performed or satisfied or shall have been terminated in accordance with their terms.

     (a) The representations and warranties of Seller in Section 5.1 (Organization; Good Standing; Power) and Section 5.2 (Authority; Authorization; Enforceability), the representations and warranties of Buyer in Section 6.1 (Organization; Good Standing; Corporate Power) and Section 6.2 (Authority; Authorization; Enforceability), and any claims arising from fraud shall survive indefinitely.

     (b) The representations and warranties of Seller in Section 5.7 (Taxes) and
5.24 (Employee Plans) shall survive the Closing for the longer of (i) three years or (ii) until 30 days after the expiration of the applicable statute of limitations periods for the matters addressed in such representation and warranty.

     (c) The representations and warranties of Seller in Section 5.15 (Intellectual Property) shall survive the Closing for a period of five years.

     (d) All other representations and warranties of Seller and Buyer in this Agreement or the Transaction Documents shall survive the Closing for a period of two years.

     11.2  Indemnification by Seller and the Majority Members

     From and after the Closing, Seller and the Majority Members shall jointly and severally indemnify and hold Buyer and its Affiliates harmless from and against, and shall reimburse Buyer and its Affiliates for, any and all Losses arising out of or in connection with:

     (a) any inaccuracy in any representation or warranty made by Seller, the Majority Members or the other members of Seller in this Agreement or in the Transaction Documents or in any certificate delivered pursuant hereto or thereto, or any allegation or claim which, if proven, would cause any such representation or warranty to be inaccurate;

     (b) any failure by Seller to perform or comply with any covenant or agreement in this Agreement or in the Transaction Documents;

     (c) any liabilities not assumed by Buyer;

     (d) any claim by any person or entity for brokerage or finder's fees or commissions; or similar payments based upon any agreement or understanding alleged to have been made by such person or entity directly or indirectly with Seller or any of its officers, directors or employees in connection with any of the transactions contemplated by this Agreement or the Transaction Documents;

     (e) except for the Assumed Indebtedness, the conduct of the Business, the ownership or operation of the Assets or the sale of the Products on or prior to the Closing, including, but not limited to, any Losses arising out of or in connection with any Claims and Judgments relating to

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

the Business, the Assets or the Products which are pending or entered on or prior to the date hereof or as to which Seller has received notice on or prior to the date hereof; and

     (f) any Claim relating to any business or assets of Seller, PEP or their Affiliates not acquired by Buyer hereunder, or any obligations or liabilities of Seller or its Affiliates not assumed by Buyer hereunder.

     11.3  Indemnification by Buyer

     From and after the date hereof, Buyer shall indemnify and hold harmless Seller and its Affiliates from and against, and shall reimburse Seller and its Affiliates for, any and all Losses arising out of or in connection with

     (a) any inaccuracy in any representation or warranty made by Buyer in this Agreement or in the Transaction Documents or in any certificate delivered pursuant hereto or thereto; and

     (b) any failure by Buyer to perform or comply with any covenant or agreement in this Agreement or the Transaction Documents; and

     (c) the ownership or operation of the Assets or the sale of the Products after the Closing.

     11.4  Time Limitations

     (a) Neither party or its Affiliates shall be entitled to assert any right of indemnification with respect to any claim for indemnification made under
Section 11.2(a) or 11.3(a), as the case may be (a "Misrepresentation Claim"), of which neither such party or its Affiliates have given written notice to the other party on or prior to the end of the Survival Period set forth in Section
11.1 above, except that if such party or its Affiliates have given written notice of any Misrepresentation Claim to the other party on or prior to the end of such Survival Period, then they shall continue to have the right to be indemnified with respect to such pending Misrepresentation Claim, notwithstanding the expiration of such survival period.

     (b) The liability of any party to the other party and its Affiliates for Indemnification Claims under Section 11.2 or 11.3, as the case may be, other than Misrepresentation Claims, shall not be subject to any timing limitations set forth in this Section 11.4.

     11.5  Procedure for Indemnification

     (a) Any party hereto or any of its Affiliates seeking indemnification hereunder (in this context, the "Indemnified Party") shall give written notice (the "Claim Notice") of any claim for indemnification under this Section 11 (an "Indemnification Claim") to the other party (the "Indemnifying Party") as promptly as practicable, but in any event: (i) if such Indemnification Claim relates to the assertion against an Indemnified Party of any claim by a third party (a "Third-Party Claim"), within 30 days after the assertion of such Third-Party Claim, or (ii) if such Indemnification Claim is not in respect of a Third-Party Claim, within 30 days after the discovery of facts upon which the Indemnified Party intends to base an Indemnification Claim for

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

indemnification pursuant to Section 11 hereof; provided, however, that the
                                               -----------------
failure or delay to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any obligation or liability that the Indemnifying Party may have to the Indemnified Party except to the extent that the Indemnifying Party demonstrates that the indemnifying parties' ability to defend or resolve such Indemnification Claim is adversely affected thereby. Any such Claim Notice shall describe the facts and circumstances on which the asserted Indemnification Claim is based, the amount thereof if then ascertainable and, if not then ascertainable, the estimated maximum amount thereof, and the provisions in the Agreement on which the Indemnification Claim is based.

     (b) (i) Subject to the rights of or duties to any insurer or other third party having potential liability therefor, the Indemnifying Party shall have the right, upon written notice given to the Indemnified Party within 30 days after receipt of the notice from the Indemnified Party of any Third-Party Claim, to assume the defense or handling of such Third-Party Claim, at the Indemnifying Party's sole expense, in which case the provisions of Section 11.5(b)(ii) hereof shall govern.

          (ii) The Indemnifying Party shall select counsel reasonably acceptable to the Indemnified Party in connection with conducting the defense or handling of such Third-Party Claim, and the Indemnifying Party shall defend or handle the same in consultation with the Indemnified Party and shall keep the Indemnified Party timely apprised of the status of such Third-Party Claim. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, agree to a settlement of any Third-Party Claim, unless (A) the settlement provides an unconditional release and discharge of the Indemnified Party and the Indemnified Party is reasonably satisfied with such discharge and release and
(B) the Indemnified Party shall not have reasonably objected to any such settlement on the ground that the circumstances surrounding the settlement could result in an adverse impact on the business, operations, assets, liabilities (absolute, accrued, contingent or otherwise), condition (financial or otherwise) or prospects of the Indemnified Party. The Indemnified Party shall cooperate with the Indemnifying Party and shall be entitled to participate in the defense or handling of such Third-Party Claim with its own counsel and at its own expense.

     (c) (i) If the Indemnifying Party does not give written notice to the Indemnified Party within 30 days after receipt of the notice from the Indemnified Party of any Third-Party Claim of the Indemnifying Party's election to assume the defense or handling of such Third-Party Claim, the provisions of
Section 11.5(c)(ii) hereof shall govern.

          (ii) The Indemnified Party may, at the Indemnifying Party's expense (which shall be paid from time to time by the Indemnifying Party as such expenses are incurred by the Indemnified Party), select counsel in connection with conducting the defense or handling of such Third-Party Claim and defend or handle such Third-Party Claim in such manner as it may deem appropriate; provided, however, that the Indemnified Party shall keep the Indemnifying Party
-----------------
timely apprised of the status of such Third-Party Claim and shall not settle such Third-Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. If the Indemnified Party defends or handles such Third-Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party and shall be entitled to participate in the defense or handling of such Third-Party Claim with its own counsel and at its own expense.

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

     11.6  Holdback

        11.6.1  Pledge

     (a) The Indemnification Shares (which shall include for purposes of this Section 11.6 any distributions accrued or made thereon after the date of this Agreement, the net proceeds of any sale of the Indemnification Shares and any other securities or property which may be issued after the date hereof in exchange for the Indemnification Shares in any merger or recapitalization or similar transaction involving Buyer) shall be deemed as of the Closing to be pledged by Seller to, and certificates representing the Indemnification Shares shall be held by, Buyer or any successor thereto pursuant to this Agreement for a period of one year after the Closing. So long as any Indemnification Shares are held by Buyer hereunder, Buyer shall have, and Seller by execution of this Agreement hereby grants, effective as of the Closing, a perfected, first-priority security interest in such Indemnification Shares to secure payment of amounts payable by Seller in respect of Indemnification Claims under this
Section 11. In connection therewith, Seller shall execute and deliver such instruments as Buyer may from time to time reasonably request for the purpose of evidencing and perfecting such security interest.

        11.6.2  Claims Procedure

     The procedure for payment from the Indemnification Shares of indemnification amounts to which Buyer or its Affiliates may become entitled under this Section 11 shall be as follows:

     (a) From time to time as Buyer determines that it or its Affiliate is entitled to an indemnification payment from the Indemnification Shares for an Indemnification Claim under this Section 11, Buyer shall give a Claim Notice in accordance with Section 11.5.

     (b) If Buyer has not received from Seller within 30 business days after notice of such Indemnification Claim is delivered (the "Response Period") a written objection to an Indemnification Claim stating the facts and circumstances on which the objection is based, the Indemnification Claim stated in such Claim Notice shall be conclusively deemed to be approved by Seller and Buyer shall promptly thereafter transfer to the Buyer or its Affiliate, as the case may be, from the Indemnification Shares an amount of Indemnification Shares equal in value to the amount of such Indemnification Claim; provided, however,
                                                            ------------------
that at the election of Seller the indemnification claim may be paid in cash, in whole or in part. The Indemnification Shares to be transferred shall be determined by dividing the amount of the Indemnification Claim by the Fair Market Value at the Closing and shall be rounded to the nearest whole share, with .5 being rounded up.

     (c) If, within the Response Period, Buyer shall have received from Seller a written objection to the Claim Notice specifying the nature of and grounds for such objection, then such Indemnification Claim shall be deemed to be an "Buyer Open Claim," and Buyer shall reserve within the Indemnification Shares a number of shares equal in value to the amount of such Buyer Open Claim (which amount designated for each Buyer Open Claim is referred to herein as the "Claim Reserve Amount"). The number of Indemnification Shares to be reserved shall be

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                                      -43-
determined by dividing the amount of the Buyer Open Claim by the Fair Market Value at the Closing and shall be rounded to the nearest whole share, with .5 being rounded up.

     (d) The Claim Reserve Amount for each Buyer Open Claim shall be transferred by Buyer or its Affiliate, as the case may be, from the Indemnification Shares only in accordance with either (i) a mutual agreement between Buyer and Seller, which shall be memorialized in writing, or (ii) a court order from any competent court having jurisdiction over the parties or a final and binding arbitration decision pertaining to the Buyer Open Claim.

     (e) After the expiration of the Survival Period, when a final determination is made with respect to any Buyer Open Claim, the number of Indemnification Shares transferable to Buyer or its Affiliate shall be transferred to Buyer or its Affiliate, as the case may be, from the Claim Reserve Amount for such Buyer Open Claim. The Indemnification Shares included in such Claim Reserve Amount remaining after such transfer, and any remaining Indemnification Shares not subject to a Buyer Open Claim, shall be released to Seller.

       11.6.3  Voting; Disposition

     Until retransferred to Buyer or its Affiliate in accordance with the provisions of this Section 11, the Indemnification Shares shall be held of record by Seller for all purposes (including federal income tax purposes), and Seller shall have full right to vote the Indemnification Shares on all matters coming before the stockholders of Buyer. No interest in the Indemnification Shares may be sold or transferred to any Third Party prior to any distribution of the Indemnification Shares pursuant to Section 11.6.2(e)

       11.6.4  Merger or Recapitalization

     In the event of any merger or recapitalization or similar transaction involving Buyer prior to the time when all Indemnification Shares have been transferred or released in accordance with the terms of this Section 11.6, such Indemnification Shares shall be converted or exchanged in accordance with such transaction in the same manner as other Buyer common stock, and any securities or property issued in conversion or exchange thereof shall then be included within the definition of Indemnification Shares and shall otherwise become subject to this Agreement in lieu of such shares of Indemnification Shares.

       11.6.5  Taxation of Dividends

     For federal and state income tax purposes, any dividends or other distributions with respect to the Indemnification Shares shall be income of Seller.

     11.7  Election of Remedies

     In the event that any party or any of its Affiliates alleges that it is entitled to indemnification hereunder, and that its Indemnification Claim is covered under more than one provision of this Section 11, such party or Affiliate shall be entitled to elect the provision or provisions under which it may bring an Indemnification Claim.

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                                      -44-

     11.8  Specific Performance

     The parties to this Agreement acknowledge that it may be impossible to measure in money the damages that a party would incur if any covenant or agreement contained in this Agreement were not performed in accordance with its terms and agree that each of the parties hereto shall be entitled to obtain an injunction to require specific performance of, and prevent any violation of the terms of, this Agreement, in addition to any other remedy available hereunder. In any such action specifically to enforce any provision of this Agreement, each party hereby waives any claim or defense therein that an adequate remedy at law or in damages exists.

12.  Miscellaneous

     12.1  Confidentiality Obligations of Seller Following the Closing

     From and after the Closing, Seller and the Majority Members shall keep confidential and not use or disclose to any party any confidential information relating to the assets, business or affairs of Buyer or the Assets or the Business. The confidentiality and non-use obligations set forth in this Section
12.1 shall not apply to any information that is available to the public through no breach of this Agreement by Seller, or is disclosed to Seller by third parties who are not under any duty of confidentiality with respect thereto, or is required to be disclosed by Seller in connection with pending litigation or investigation; provided, however, that in the event Seller becomes required in
               -----------------
connection with pending litigation or investigation to disclose any of the confidential information relating to the assets, business or affairs of Buyer or the Assets or the Business, then Seller shall provide Buyer with reasonable notice so that Buyer may seek a court order protecting against or limiting such disclosure or any other appropriate remedy. In the event such protective order or other remedy is not sought, or is sought but not obtained, Seller shall furnish only that portion of the information that is required and shall endeavor, at Buyer's expense, to obtain a protective order or other assurance that the portion of the information furnished by Seller will be accorded confidential treatment.

     12.2  Severability

     If any court determines that any part or provision of this Agreement is invalid or unenforceable, the remainder of this Agreement shall not be affected thereby and shall be given full force and effect and remain binding upon the parties. Furthermore the court shall have the power to replace the invalid or unenforceable part or provision with a provision that accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner. Such replacement shall apply only with respect to the particular jurisdiction in which the adjudication is made. Without in any way limiting the generality of the foregoing, it is understood and agreed that this Section 12.2 shall apply to the provisions of Section 10 and that the provisions of Section 10, as they relate to each jurisdiction within their geographical scope, constitute separate and distinct covenants.

     12.3  Modification and Waiver

     This Agreement may not be amended or modified in any manner, except by an instrument in writing signed by each of the parties hereto. The failure of any party to enforce at any time any

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                                      -45-
of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, or in any way affect the right of such party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be deemed to be a waiver of any other or subsequent breach.

     12.4  Notices

     All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be sent by facsimile transmission, or mailed postage prepaid by first-class certified or registered mail, or mailed by a nationally recognized express courier service, or hand-delivered, addressed as follows:

     if to Buyer:          WatchGuard Technologies, Inc.
                           316 Occidental Avenue South, Suite 200
                           Seattle, WA  98104
                           Attention: Michael C. Piraino, General Counsel

          with a copy to:          Perkins Coie LLP
                                   1201 Third Avenue, 48th Floor
                                   Seattle, WA  98101
                                   Attention: Stephen M. Graham

     if to Seller:         BeadleNet, LLC
                           26072 Merit Circle, Suite 110
                           Laguna Hills, CA  92653
                           Attention: Danny M. Beadle

     if to PEP:            Productivity Enhancement Products, Inc.
                           26072 Merit Circle, Suite 109
                           Laguna Hills, CA  92653
                           Attention: Danny M. Beadle

     if to Beadle:         Danny M. Beadle
                           c/o Productivity Enhancement Products, Inc.
                           26072 Merit Circle, Suite 109
                           Laguna Hills, CA  92653

          with a copy to (in the case of Seller, PEP, or Beadle):

                                   Stradling, Yocca, Carlson & Rauth
                                   660 Newport Center Drive, Suite 1600
                                   Newport Beach, CA  92660
                                   Attention:  Nick Yocca

     Any party may change the persons or addresses to which any notices or other communications to it should be addressed by notifying the other parties as provided above. Any notice or other communication, if addressed and sent, mailed or delivered as provided above, shall

Asset Purchase Agreement                         WatchGuard Technologies, Inc.

be deemed given or received three days after the date of mailing as indicated on the certified or registered mail receipt, or on the next business day if mailed by express courier service, or on the date of delivery or transmission if hand-delivered or sent by facsimile transmission.

     12.6   Assignment

     None of the parties may assign any of its rights or obligations hereunder without the prior written consent of the other parties. Notwithstanding the foregoing, Buyer may assign its rights and obligations under this Agreement to any Affiliate of Buyer. Furthermore, Buyer may assign its rights and obligations hereunder to any successor of Buyer in the conduct of the Business after the Closing; provided, however, that any such assignment by Buyer shall
                   -----------------
not relieve Buyer from its obligations hereunder. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

     12.7   Captions

     The captions and headings used in this Agreement have been inserted for convenience of reference only and shall not be considered part of this Agreement or be used in the interpretation thereof.

     12.8   Entire Agreement

     This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations, representations and statements, whether oral, written, implied or expressed, relating to such subject matter.

     12.9   No Third-Party Rights

     Nothing in this Agreement is intended, nor shall be construed, to confer upon any person or entity other than the parties hereto (and only to the extent expressly provided herein, their respective Affiliates) any right or remedy under or by reason of this Agreement.

     12.10  Counterparts

     This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one agreement.

     12.11  Governing Law

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington, as though made and to be fully performed in that State.

Asset Purchase Agreement                         WatchGuard Technologies, Inc.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective representatives hereunto authorized as of the day and year first above written.


                              BEADLENET, LLC


                              By /s/ Dan Beadle
                                 ------------------------------

                              Title CEO
                                    ---------------------------

                              PRODUCTIVITY ENHANCEMENT
                              PRODUCTS, INC.


                              By /s/ Dan Beadle
                                 ------------------------------

                              Title Chairman
                                    ---------------------------

                              DANNY M. BEADLE


                              By /s/ Danny M. Beadle
                                 ------------------------------

                              Title____________________________



                              WATCHGUARD TECHNOLOGIES, INC.


                              By /s/ Steven N. Moore
                                 ------------------------------

                              Title CFO
                                    ---------------------------

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